Exhibit 2.2

BANCO SUPERVIELLE S.A.
as Issuer,

The Bank of New York Mellon
as Trustee, Paying Agent, Calculation Agent, Registrar and Transfer Agent

and

Banco Santander Rio S.A.
as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina

Indenture

Dated as of February 9, 2017

i

Section 8.04.	Trustee’s Disclaimer	59
Section 8.05.	Notice of Default	59
Section 8.06.	Compensation And Indemnity	60
Section 8.07.	Replacement of Trustee	60
Section 8.08.	Successor Trustee by Merger	61
Section 8.09.	Eligibility	61
Section 8.10.	Representative of the Trustee in Argentina	62
Section 8.11.	Appointment of Co-Trustee	62

ARTICLE 9
DEFEASANCE AND DISCHARGE		63

Section 9.01.	Discharge of Bank’s Obligations	63
Section 9.02.	Total Defeasance	63
Section 9.03.	Covenant Defeasance	64
Section 9.04.	Application of Trust Money	64
Section 9.05.	Repayment to Bank; Prescription	65
Section 9.06.	Reinstatement	65
Section 9.07.	Satisfaction and Discharge	65

ARTICLE 10
CONCERNING THE HOLDERS		66

Section 10.01.	Evidence of Action Taken by the Holders	66
Section 10.02.	Proof of Execution of Instruments and of Holding of Securities; Record Date	66
Section 10.03.	Holders to be Treated as Owners	65
Section 10.04.	Securities Owned by the Bank Deemed Not Outstanding	65
Section 10.05.	Right of Revocation of Action Taken	65
Section 10.06.	Holders’ Meetings	68
Section 10.07.	The Bank to Furnish the Trustee Names and Addresses of Holders	71
Section 10.08.	Preservation of Information; Communications to Holders	71
Section 10.09.	Reports by the Trustee	71
Section 10.10.	Reports by the Bank	72

ARTICLE 11
SUPPLEMENTAL INDENTURES		72

Section 11.01.	Supplemental Indentures Without Consent of Holders	72
Section 11.02.	Supplemental Indentures With Consent of Holders	73
Section 11.03.	Effect of Supplemental Indenture	74
Section 11.04.	Trustee’s Rights and Obligations	75
Section 11.05.	Conformity with Trust Indenture Act	75
Section 11.06.	Conformity with Negotiable Obligations Law	75
Section 11.07.	Amendments	75

EXHIBITS

EXHIBIT A	Form of Global Security

EXHIBIT B	Form of Certificated Security

EXHIBIT C	Form of Reverse of Securities — Terms and Conditions

EXHIBIT D	Form of Certificate for Exchange or Transfer from Rule 144A Global Security to Regulation S Global Security During the Distribution Compliance Period

EXHIBIT E	Form of Certificate for Exchange or Transfer from Rule 144A Global Security to Regulation S Global Security Upon and Following Expiration of the Distribution Compliance Period

EXHIBIT F	Form of Certificate for Exchange or Transfer from Regulation S Global Security to Rule 144A Global Security

INDENTURE, dated as of February 9, 2017, among Banco Supervielle S.A., a corporation (sociedad anónima) incorporated under the laws of Argentina (the “Bank” or the “Issuer”), The Bank of New York Mellon, a New York banking corporation, as Trustee, Paying Agent, Calculation Agent, Registrar and Transfer Agent and Banco Santander Rio S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms not defined elsewhere in this Indenture shall have the meanings assigned to them in Section 1.01 hereof.

RECITALS

WHEREAS, the Bank is a sociedad anónima organized under the laws of Argentina, incorporated on December 30, 1940, with a duration until January 2041, and registered with the Public Registry of Commerce of the City of Buenos Aires under No. 23, Page 502, Book No. 45, Volume A of Estatutos Nacionales;

WHEREAS, the Bank has duly authorized, (i) by resolution of its shareholders at a meeting held on September 22, 2016 and resolution of its Board of Directors at a meeting held on November 10, 2016, its global note program (the “Program”) for the issuance from time to time of up to an aggregate principal amount outstanding at any one time of US$800,000,000 (or its equivalent in other currencies) of negotiable obligations in one or more series as may be determined by the Bank from time to time, in accordance with the Negotiable Obligations Law (as defined below), the Argentine Capital Markets Law (as defined below) and the CNV Rules (as defined below);

WHEREAS, the Program was authorized by the Argentine Comisión Nacional de Valores (“CNV”) by its Resolution No. 18,376 dated November 24, 2016;

WHEREAS, the Trustee is a New York banking corporation and it has agreed to act as Trustee, Registrar and Transfer Agent, Paying Agent and Calculation Agent under this Indenture;

WHEREAS, the Bank has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of notes issued by the Bank hereunder in one or more series (the “Securities”) on and after the date hereof;

WHEREAS, the Securities will qualify as “obligaciones negociables” in accordance with the Negotiable Obligations Law, will be entitled to the benefits set forth therein and subject to the procedural requirements established therein, and will be issued and placed in accordance with such law, the Argentine Capital Markets Law and the CNV Rules, and any other Argentine applicable laws and regulations;

WHEREAS, the main corporate purpose of the Bank is to engage, in or outside Argentina, in any banking transaction contemplated and authorized under Argentine Law No. 21,526, as amended (the “Financial Institutions Law”), and other laws, rules and regulations governing banking activities in the place of performance, under the guidelines and with prior authorization, when so required, of the Banco Central de la República Argentina (the “Central Bank”). The Bank also has the corporate power to act as an agent in connection with securities transactions in the open market, and in any exchange transactions, in accordance with applicable laws, rules and regulations, under the guidelines and with the prior authorization, when so required, of the CNV. To that effect, the Bank has full legal capacity to incur obligations and exercise rights, and to execute any kind of act and transaction related thereto. In addition, the Bank is capable of owning interests in other domestic or foreign financial institutions with the prior authorization of the Central Bank. Furthermore, the Bank has the corporate power and authority to establish the Program, execute and deliver this Indenture and issue from time to time Securities hereunder;

WHEREAS, the capital stock and the shareholders’ equity of the Bank as of September 30, 2016 was Ps.638.3 million and Ps.5,476.8 million, respectively, in each case in accordance with the accounting rules of the Central Bank (as in effect from time to time, the “Central Bank Rules”);

WHEREAS, all things necessary to make this Indenture a valid agreement of the Bank, in accordance with its terms, have been done;

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Securities by the holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all holders from time to time of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                                                  Definitions.

“Additional Amounts” has the meaning set forth in Section 5.13.

“Additional Notes” has the meaning set forth in Section 3.13.

“Additional Interest” has the meaning set forth in any Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Transfer Agent, Paying Agent, Authenticating Agent, Calculation Agent, Argentine Registrar and Transfer Agent, Argentine Paying Agent, Representative of the Trustee in Argentina or other agent appointed hereunder.

“Agent Members” means members of, or participants in, the Depositary, including Euroclear and Clearstream, Luxembourg and Caja de Valores S.A.

“Amortized Face Amount” means, with respect to the optional redemption of an original issue discount Security, an amount equal to the sum of (i) the Issue Price (as defined therein) of such Security and (ii) the product of the accrual yield specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Security (compounded annually) and the Issue Price from (and including) the issue date to (but excluding) the Optional Redemption Date (or, in the case of an early redemption for taxation reasons, the date fixed for redemption) and computed in accordance with generally accepted United States bond yield computation principles, but in no event will the Amortized Face Amount exceed the principal amount of such Security due at Stated Maturity thereof, together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption (which date may be required to be an Interest Payment Date if so specified in the terms of such Securities).

“Applicable Procedures of the Depositary” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Argentina” means the Republic of Argentina.

“Argentine Business Companies Law” means Argentine Law No. 19,550, as amended (Ley de Sociedades Comerciales).

“Argentine Calculation Agent” means, with respect to any Floating Rate Notes, unless otherwise specified in the resolutions of the Board of Directors, such Person appointed to act as Argentine Calculation Agent in an indenture supplemental hereto related to the Floating Rate Notes, and any successors and assigns hereto.

“Argentine Capital Markets Law” means the Argentine Capital Markets Law No. 26,831, as amended.

“Argentine GAAP” means generally accepted accounting principles in Argentina as in effect from time to time.

“Argentine Paying Agent” means a Person engaged to perform the obligations of the Bank in respect of payments made or funds held hereunder in respect of the Securities in Argentina and, initially, Banco Santander Rio S.A. (or any of its successor and assigns).

“Argentine Registrar and Transfer Agent” means a Person engaged to maintain a record of all registrations and transfers of the Securities in Argentina and, initially, Banco Santander Rio S.A. (or any of its successor and assigns).

“Argentine Taxes” has the meaning set forth in Section 5.13.

“Authenticating Agent” refers to a Person engaged to authenticate Securities of one or more series in the stead of the Trustee.

“Authorized Officers” has the meaning set forth in Section 12.01(d).

“Authorized Person” means (i) in the case of the execution of any Security on behalf of the Bank, a member of the Board of Directors and a member of the Supervisory Committee of the Bank, and (ii) in the case of any other action to be taken by or on behalf of the Bank pursuant hereto, any officer of the Bank duly authorized in writing to take actions under this Indenture on behalf of the Bank and notified to the Trustee in writing.

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-In Legislation Schedule from time to time.

“Bail-in Powers” means any “Write-down” and “Conversion Powers” as defined in relation to the relevant Bail-In Legislation.

“Bankruptcy Law” means the Argentine Insolvency and Bankruptcy Law No. 24,522, as amended, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

“BASE” means the Bolsa de Comercio de Buenos Aires.

“beneficial owner” has the meaning determined in accordance with Rule 13d-3, as in effect on the date of this Indenture, promulgated by the Commission pursuant to the Exchange Act and the term “beneficially owned” has a meaning correlative to the definition of beneficial owner.

“Board of Directors” means either the Directorio (Board of Directors) of the Bank or any committee of such Directorio, or officers of the Bank, duly authorized to act for it in respect hereof.

“Board Resolution” means a copy of a resolution certified by the general counsel or other officer of the Bank to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-In Legislation.

“BRRD Party” means any Agent subject to Bail-in Powers.

“Business Day” means, with respect to any Security, unless otherwise specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Security, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or the City of Buenos Aires; provided, however, that, with respect to Securities denominated in a Specified Currency other than U.S. dollars, “Business Day” shall also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency (or, if the Specified Currency is the Euro, such day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open, a “TARGET Settlement Date”); provided, further, that, with respect to a LIBOR Note (as defined in the applicable Security), “Business Day” shall also be any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Caja de Valores” means Caja de Valores S.A.

“Calculation Agent” means, with respect to any Floating Rate Notes, unless otherwise specified in the resolutions of the Board of Directors of the Bank or indenture supplemental hereto for the Series of such Securities, the Trustee, as Calculation Agent for Global Securities settling through DTC, Euroclear and/or Clearstream, and the Argentine Calculation Agent for Global Securities settling through Caja de Valores.  The Calculation Agent may decline to be appointed in that role for any particular series of Securities.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether now outstanding or hereafter issued, including any preferred stock.

“Central Bank” has the meaning set forth in the fourth recital to this Indenture.

“Central Bank Rules” has the meaning set forth in the eighth recital to this Indenture.

“Certificated Security” means a Security issued in certificated, registered form substantially in the form of Exhibit B hereto or, with respect to a particular Series of Securities, in the form set forth in an indenture supplemental hereto related to such Series of Securities.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, as operator of the Clearstream system, and its successors.

“CNV” means the Comisión Nacional de Valores (the Argentine National Securities Commission).

“CNV Rules” means the rules and regulations of the CNV approved by General Resolution No. 622/2013, as amended from time to time.

“Commission” or “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Common Depositary” means a bank or a bank branch outside the United States as designated by Euroclear and Clearstream to serve as common depositary of any Euroclear/Clearstream Global Security.

“Bank Order” means a written statement, request or order of the Bank in English, signed in its name by any two Authorized Persons of the Bank, and delivered to the relevant Registrar.

“Corporate Trust Office” means the principal office of the Trustee at which at any time the corporate trust business of the Trustee shall be administered, which at the date of this Indenture is located at 101 Barclay Street, Floor 7E, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the holders of the Securities and the Bank, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders of the Securities and the Bank).

“Custodian” means a custodian of the Global Security for DTC under a custody agreement or any similar successor agreement.

“Dealer” means any dealer, underwriter, selling or placement agent or similar entity named in any program, underwriting, subscription, distribution, syndicated trade or similar agreement executed in connection with any issuance and sale of Securities. Unless the context otherwise requires, the term “Dealer” shall be deemed to include any purchaser of a Security of any Series which is not otherwise a Dealer and purchases such Security directly from the Bank.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Security.

“Dollar Equivalent” with respect to any currency other than U.S. dollars means the amount of U.S. dollars obtained by converting such other currency into U.S. dollars at the Exchange Rate for the applicable Payment Date or the date for which such amount is otherwise required to be determined.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Global Security” means a Global Security deposited with a custodian for, and registered in the name of a nominee of, DTC.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail (with a .pdf attached), facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Euroclear/Clearstream Global Security” means a Global Security deposited with a Common Depositary for, and registered in the name of a nominee of, Euroclear and/or Clearstream.

“EuroMTF” has the meaning set forth in Section 5.02.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement, if any.

“Exchange Rate” means the rate used to determine the Dollar Equivalent of any amount denominated in a Specified Currency other than U.S. dollars (i) in the case of interest payments, on the basis of the Exchange Rate Agent’s bid (U.S. dollar offer) quotation for such Specified Currency, and, in the case of principal payments, on the basis of the Exchange Rate Agent’s offer (U.S. dollar bid) quotation for such Specified Currency, in each case at or prior to 11:00 a.m. New York City time, on the second Business Day next preceding the applicable Payment Date or date for which the Dollar Equivalent is required to be determined or (ii) if no such rate is quoted for any reason, the rate determined by the Exchange Rate Agent based on an average of quotations given to the Exchange Rate Agent by commercial banks which conduct foreign exchange operations or based on such other method as the Exchange Rate Agent may reasonably determine to calculate a market exchange rate on the second Business Day next preceding the applicable Payment Date or date for which the Dollar Equivalent is required to be determined.

“Exchange Rate Agent” means, with respect to Securities denominated in a Specified Currency other than U.S. dollars, unless otherwise specified in the resolutions of the Board of Directors, such Person appointed thereto in an indenture supplemental hereto related to the Series of such Securities, and any successors and assigns thereto.

“Exchange Securities” means notes with terms substantially identical to the Securities of a Series (other than with respect to transfer restrictions) issued pursuant to an Exchange Offer for the Securities of such Series.

“Floating Rate Note” means a Security bearing interest at a rate determined by reference to an interest rate basis or other interest rate formula.

“Financial Institutions Law” has the meaning set forth in the seventh recital to this Indenture.

“Global Security” means a Rule 144A Global Security, Regulation S Global Security or Unrestricted Global Security substantially in the form of Exhibit A hereto (whether such Security is a DTC Global Security or an Euroclear/Clearstream Global Security), as such Exhibit may be amended from time to time or, with respect to a particular Series of Securities, in the form set forth in an indenture supplemental hereto related to such Series of Securities, which is exchangeable for a Certificated Security only in the limited circumstances described herein.

“Government Agency” means any public legal entity or public agency, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including any central bank.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates, foreign exchange rates or the prices of commodities or repurchase agreements.

“holder”, “Holder,” “holder of Securities”, “Securityholder” or other similar terms mean, with respect to any Security, the Person in whose name at the time such Security is registered in the Register.

“Indebtedness” means, with respect to any Person, without duplication,

(a)                                 all obligations of such Person for the payment or repayment of borrowed money;

(b)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)                                  all obligations of such Person under any lease that are required to be classified and accounted for as capital lease obligations under the Central Bank Rules;

(d)                                 all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(e)                                  all letters of credit, including reimbursement obligations in respect thereof;

(f)                                   guarantees of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below;

(g)                                  all Indebtedness of any other Person of the type referred to in clauses (a) through (f) which is secured by any Lien on any property or asset of such Person; and

(h)                                 all obligations due and payable under Hedging Obligations of such Person;

provided that the term “Indebtedness” will not include any of the following liabilities or obligations incurred by the Bank or any of its Subsidiaries in the ordinary course of business: (1) any deposits with or funds collected by the Bank or any of its Subsidiaries (but not funds borrowed by the Bank or any of its Subsidiaries), (2) any check, note, certificate of deposit, draft or bill of exchange, issued, accepted or endorsed by the Bank or any of its Subsidiaries, (3) any transaction in which the Bank or any of its Subsidiaries act solely in a fiduciary or agency capacity, (4) any agreement to purchase or repurchase securities or loans or currency or to participate in loans, and (5) letters of credit to the extent they are issued by the Bank or any of its Subsidiaries.

“Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated hereunder.

“Instructions” has the meaning set forth in Section 12.01(d).

“Interest Payment Date” means, with respect to each Series of Securities, any date designated for the payment of interest on such Securities.

“Lien” means any mortgage, pledge, encumbrance, security interest, charge or other similar encumbrance.

“MAE” means the Mercado Abierto Electrónico S.A.

“MERVAL” means the Mercado de Valores de Buenos Aires, S.A.

“Negotiable Obligations Law” means the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962, as further amended from time to time.

“Offering Memorandum” means (i) the Offering Memorandum dated January 26, 2017 and (ii) the Prospecto, dated January 26, 2017 and prepared by the Bank in connection with the Program, as the same may be amended or supplemented from time to time.

“Officer’s Certificate” means a certificate signed by any two Authorized Persons of the Bank and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Bank (except as otherwise provided in this Indenture), obtained at the expense of the Bank, or the surviving or transferee Person or a Subsidiary, and who is reasonably acceptable to the Trustee.

“Optional Redemption Date” has the meaning set forth in Section 4.01.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer or exchange or in substitution.

“Outstanding” when used with reference to Securities, subject to the provisions of Section 10.04, shall mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Securities theretofore canceled by the Trustee or delivered to the Bank or the Trustee for cancellation;

(b)                                 Securities or portions thereof that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon have been deposited with the Trustee; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; or

(c)                                  Securities in lieu of or in substitution for which other Securities have been authenticated and delivered.

“Paying Agent” means any Person authorized by the Bank to pay the principal of or premium, if any, or interest on any Securities on behalf of the Bank, and initially, The Bank of New York Mellon, until a successor shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Paying Agent” shall mean any successor Paying Agent.

“Payment Date” means, with respect to each Series of Securities, each Interest Payment Date and each other date on which payment of principal, interest or any other amount is due or any date fixed for redemption of the Securities of such Series.

“Pesos/Ps.” means the lawful currency of Argentina.

“Permitted Lien” means:

(a)                                 any Lien existing on the date hereof;

(b)                                 any landlord’s, workman’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other Liens arising in the ordinary course of business (excluding, for the avoidance of doubt, Liens in connection with any Indebtedness);

(c)                                  any Lien on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing, acquiring or improving such asset; provided that (i) the Lien attached to such asset concurrently with or within 180 days after the construction, acquisition or improvement thereof and (ii) the aggregate principal amount of the Indebtedness secured by such Lien does not exceed (but may be less than) the cost of the asset so constructed, acquired or improved;

(d)                                 any Lien created in connection with: (i) special lines of credit or advances granted to the Bank by or through local or foreign governmental entities (including, without limitation, the Central Bank, Banco de Inversión y Comercio Exterior S.A. (“BICE”), Fondo Fiduciario para la Reconstrucción de Empresas (“FFR”), Seguro de Depósitos S.A. (“SEDESA”), and banks and export credit agencies) or international multilateral lending organizations (including, without limitation, the International Bank for Reconstruction and Development and the Inter-

American Development Bank) (the “líneas especiales de crédito”); or (ii) rediscount loans (redescuentos) or advances granted by the Central Bank and by other Argentine government entities (including, without limitation, BICE, FFR and SEDESA) (the “redescuentos” or “adelantos”), each obtained in accordance with the applicable rules and regulations of the Central Bank or such other applicable rules and regulations governing líneas especiales de crédito or redescuentos or adelantos;

(e)                                  any Lien on any property existing thereon at the time of acquisition of such property and not created in connection with such acquisition;

(f)                                   any Lien securing an extension, renewal or refunding of Indebtedness secured by a Lien referred to in (a), (c), (d) or (e) above, provided that such new Lien is limited to the property which was subject to the prior Lien immediately before such extension, renewal or refunding and provided further that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased;

(g)                                  (i) any inchoate Lien for taxes, assessments or governmental charges or levies not yet due (including any relevant extensions), (ii) any Lien arising or incurred in connection with judgments or assessments under circumstances that individually or in the aggregate do not constitute an Event of Default, or (iii) any Lien in the form of a tax or other statutory Lien or any other Lien arising by operation of law, provided further that any such Lien will be discharged within 30 days after the date it is created or arises (unless contested in good faith);

(h)                                 any other Lien, provided that on the date of the creation or assumption of such Lien, the Indebtedness secured by such Lien, together with all other Indebtedness of the Bank or any of its Subsidiaries secured by any Lien under this clause shall have an aggregate principal amount outstanding of no greater than 10% of the total consolidated assets as set forth in the Bank’s most recent consolidated financial statements

(i)                                     any Lien securing Hedging Obligations; or

(j)                                    any Lien the creation of which is imposed on the Bank pursuant to applicable regulations issued by the Central Bank and/or by other governmental institutions of Argentina.

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.

“Pricing Supplement” means a pricing supplement to the Offering Memorandum setting forth details of the terms of the Securities to be issued, which may be in such form as may be agreed between the Bank and the relevant Dealers (and, to the extent that their respective duties or obligations are affected thereby, the Trustee and Agents).

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include premium, if any, and redemption amount, if any, and in the case of original issue discount Securities, the Amortized Face Amount or other amount payable in respect thereof.

“Program” has the meaning set forth in the Recitals.

“Qualified Institutional Buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Merger Jurisdiction” shall mean (i) Argentina, (ii) United States of America, any state thereof or the District of Columbia and (ii) any country that is a member country of the European Union or any political subdivision thereof.

“Register” has the meaning assigned to such term in Section 3.05.

“Registrar” means a Person engaged to maintain the definitive record of all registrations and transfers of Securities in the Register and, initially, The Bank of New York Mellon, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Registration Rights Agreement” means, with respect to each Series of Securities, the registration rights agreement, if any, between the Bank and the applicable Dealers.

“Regular Record Date” means, with respect to each Series of Securities, each date designated in the Securities for the determination of the holders to whom interest shall be payable on the subsequent Interest Payment Date, whether or not such date will be a Business Day, and, if no such date is so designated, as defined in Section 3.07.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” means a Global Security initially sold in reliance on Regulation S, deposited (a) in the case of a DTC Global Security, with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC and (b) in the case of an Euroclear/Clearstream Global Security, with the specified Common Depositary of Euroclear and Clearstream, and registered in the name of Euroclear, Clearstream or their nominee, and in each case bearing the applicable Restrictive Legend.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“Representative of the Trustee in Argentina” has the meaning set forth in the preamble to this Indenture until a successor Representative of the Trustee in Argentina shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Representative of the Trustee in Argentina” shall mean such successor Representative of the Trustee in Argentina.

“Resale Registration Statement” means a shelf registration statement under the Securities Act filed by the Bank, if required by, and meeting the requirements of, a Registration Rights Agreement, registering the Securities of a Series for resale.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor of the Trustee) who shall have direct responsibility for the administration of this Indenture, and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Period” means, with respect to any Security, the period of 40 days after the completion of the distribution of all Securities of the same Series.

“Restrictive Legend” has the meaning set forth in Section 3.05(e) hereof.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” means a Global Security initially sold in the United States in reliance on Rule 144A, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, and bearing the applicable Restrictive Legend.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the context may require, means Securities that have been authenticated and delivered under this Indenture.  Unless the context otherwise requires, all references to “Security” or “Securities” shall include any Exchange Securities.  The terms “Note” and “Notes” shall mean the same as “Security” or “Securities”, respectively

“Series” has the meaning set forth in Section 3.01(b).

“Significant Subsidiary” means, at any relevant time, any Subsidiary of the Bank which would be a “significant subsidiary” of the Bank within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the date of the Offering Memorandum.

“Specified Currency” has the meaning set forth in Section 3.01(c)(2).

“Stated Maturity” means the date, shown on the face of a Security, on which the principal of such Security and the other Securities of the same Series is payable or, if the principal of such Security is payable in installments, on which the last installment of principal of such Security and the other Securities of the same Series is payable, falling no less than 30 days from the Original Issue Date of such Security, as specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Securities.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Successor Person” has the meaning set forth in Section 6.01.

“Supervisory Committee” means the Comisión Fiscalizadora of the Bank.

“Transfer Agent” means a Person named as transfer agent with respect to the Securities and, initially, The Bank of New York Mellon, until a successor Transfer Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Transfer Agent” shall mean such successor Transfer Agent.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission thereunder.

“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“Unrestricted Certificated Security” means one or more Certificated Securities that do not bear and are not required to bear a Restrictive Legend.

“Unrestricted Global Security” means a Global Security representing Securities that do not bear the Restrictive Legend.

“U.S.$” and “U.S. Dollar” means the currency of the United States of America, which at the relevant time is legal tender for the payment of public or private debts.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

Section 1.02.                                                  Rules of Construction.

For all purposes of this Indenture, unless the context otherwise requires or except as otherwise expressly provided,

(a)                                 a term has the meaning assigned to it;

(b)                                 (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with Central Bank Rules; (ii) except as otherwise herein expressly provided, the term Central Bank Rules, with respect to any computation required or permitted hereunder, shall mean Central Bank Rules as of the date of such computation, and (iii) except as otherwise herein expressly provided, all ratios and computations based on Central Bank Rules contained in this Indenture should be computed in conformity with Central Bank Rules;

(c)                                  “including” means including without limitation;

(d)                                 words in the singular include the plural and words in the plural include the singular;

(e)                                  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f)                                   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(g)                                  references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(h)                                 all references to principal, premium, if any, and interest in respect of a Series of Securities will be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Securities;

(i)                                     any action required to be taken on a given date pursuant to this Indenture shall, to the extent such date is not a Business Day, be deemed to be required to be taken on the next succeeding Business Day; and

(j)                                    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Bank may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
SECURITY FORMS

Section 2.01.                                                  Form Generally.

(a)                                 The form of any Security to be authenticated hereunder shall be designated in the Bank Order in respect thereof delivered by the Bank to the Trustee and the relevant Registrar pursuant to Section 3.03, and the Trustee and the relevant Registrar shall have no liability for the Bank’s designation so made notwithstanding the provisions of this Section 2.01. Securities shall be issued as registered Securities without interest coupons; provided that if permitted by applicable law, the Securities may be issued as bearer Securities if in connection with the issuance thereof the Bank and the Trustee shall have entered into an indenture supplemental hereto providing for the issuance of bearer Securities. The Bank shall ensure that such supplemental indenture shall provide for compliance by the Bank with United States, Argentine and any other laws applicable to bearer Securities, and the Trustee shall have no duty whatsoever, express or implied, to ensure compliance of such supplemental indenture with the laws of any jurisdiction.

(b)                                 The Securities may be issued in the form of one or more Global Securities in an aggregate principal amount equal to the principal amount of the Securities of a Series, which shall be exchangeable for Certificated Securities only in the limited circumstances set forth in Section 3.05, or Securities may be issued in the form of Certificated Securities, which shall be exchangeable for beneficial interests in a Global Security only in the limited circumstances set forth in Section 3.05.  Any Securities initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers will be issued in the form of one or more Rule 144A Global Securities. Any Securities initially sold outside the United States in reliance on Regulation S under the Securities Act will be issued in the form of one or more Regulation S Global Securities.  Any Securities exchanged pursuant to an Exchange Offer will be issued in the form of one or more Unrestricted Global Securities.  In each case, Securities may be issued in such other form (not inconsistent with this Indenture) as shall be established by or pursuant to resolutions of the Board of Directors, or, if necessary or desirable pursuant to the terms of this Indenture.

(c)                                  Global Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities authenticated and delivered hereunder.

(d)                                 The Securities may, subject to applicable Argentine laws and regulations (including the Negotiable Obligations Law and the Argentine Capital Markets Law) and subject to the prior approval of the CNV where applicable, be issued with such appropriate insertions, omissions, substitutions and other variations, and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, with the rules of any securities exchange on which the Securities may be listed, or for any Government Agency or depositary thereof, or to conform to general usage.

(e)                                  Subject to the requirements of the CNV and the relevant regulations of any stock exchange on which the Securities may be listed, the Certificated Securities may be typewritten, printed, lithographed or produced by any combination of these methods on steel engraved borders or produced in any other manner, all as determined by the Authorized Persons executing such Securities, as evidenced by their execution of such Securities.  The issuance of the Securities shall be subject to applicable Argentine law governing the form and registration of securities, this Indenture, any rule of any securities exchange on which the Securities may be listed, or of any Government Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable.

(f)                                   The Bank agrees to cause the Securities to comply with Article 7 of the Negotiable Obligations Law.

Section 2.02.                                                  DTC Global Securities.

(a)                                 The Trustee shall hold on deposit each DTC Global Security executed and authenticated as provided herein as custodian for DTC, acting as the Depositary for such DTC Global Security, for credit on the date of settlement (i) in the case of any Regulation S Global Security, to the account of the relevant Dealer or Dealers at Euroclear or Clearstream or such other accounts as they may direct and (ii) in the case of any Rule 144A Global Security, to the account of the relevant Dealer or Dealers at DTC or such other accounts as they may direct, in each case against payment in immediately available funds.  Each DTC Global Security to be deposited with DTC shall be registered in the name of Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(b)                                 Upon the issuance of any DTC Global Security, the Registrar shall record Cede & Co., as DTC’s nominee, as the registered Holder of such DTC Global Security.

Section 2.03.                                                  Euroclear/Clearstream Global Securities.

(a)                                 The Common Depositary specified by Euroclear and Clearstream shall hold on deposit each Euroclear/Clearstream Global Security executed and authenticated as provided herein as custodian for Euroclear and Clearstream for credit on the date of settlement to the account of the relevant Dealer or Dealers at Euroclear or Clearstream or such other accounts as they may direct against payment in immediately available funds.  Any Euroclear/Clearstream Global Security shall be a Regulation S Global Security.  Each Euroclear/Clearstream Global Security to be deposited with the specified Common Depositary of Euroclear and Clearstream shall be registered in the name of the Common Depositary or a nominee specified by Euroclear and/or Clearstream.

(b)                                 Upon the issuance of any Euroclear/Clearstream Global Security, the Registrar shall record the Common Depositary (or its nominee) as the registered Holder of such Euroclear/Clearstream Global Security.

Section 2.04.                                                  Certificated Securities.

The Trustee shall deliver or make available each Certificated Security executed and authenticated as provided herein to the relevant Dealer or Dealers or its or their designee, for the benefit of the purchaser of such Security, against delivery by such Dealer or Dealers of a receipt therefor, or, if so instructed and upon confirmation from the Bank that proper payment by the purchaser has been made, the Trustee shall deliver the Securities directly to the Bank or its designee for the benefit of the purchaser of such Securities against delivery of a receipt therefor.  On the Original Issue Date, the relevant Dealer or Dealers, if any, will deliver payment for Securities delivered to it or them, if any, in immediately available funds to the Trustee, for credit to the Bank’s account, or directly to the Bank’s account with the Trustee, in an amount equal to the issue price of the Securities less the applicable Dealer’s or Dealers’ commission.  Notwithstanding the foregoing, if the Trustee is so instructed by the Bank, delivery of the Securities may be made before actual receipt of payment in accordance with the custom prevailing in the market.  Once the Trustee has delivered Securities to the relevant Dealer or Dealers or its or their designee, the Trustee shall not be responsible for any failure by such Dealer or Dealers or such designee either to remit payment for the Securities or to return the Securities to the Trustee.  If the Trustee has delivered Securities directly to the Bank or its consignee pursuant to written instructions from the Bank, the Trustee shall not be responsible for any failures by the purchaser either to remit payment for the Securities or to return the Securities to the Trustee.  Upon the issuance of any Certificated Security, the Registrar shall record the Person who is designated by the Dealer or Dealers or the Bank, as the case may be, as the registered holder of such Certificated Security.

Section 2.05.                                                  Certificate of Authentication.

(a)                                 The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
Authorized Signatory

Date:

ARTICLE 3
THE SECURITIES

Section 3.01.                                                  Maximum Aggregate Principal Amount of Securities; Terms of Securities.

(a)                                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b)                                 Securities may be issued from time to time hereunder by the Bank in one or more series. All Securities having the same maturity, interest rate and other terms shall constitute a single series of Securities (each, a “Series”). If specified in the resolutions of the Board of Directors or indenture supplemental hereto relating to a Series of Securities, the Bank may from time to time, without the consent of Holders of Securities Outstanding, create and issue additional Securities of such Series; provided that such additional Securities have the same terms and conditions as the Securities of such Series in all respects (except for the Original Issue Date, the applicable legends, the issue price and, if applicable, the first payment of interest), and the additional Securities shall form a single Series with the previously outstanding Series of Securities.

(c)                                  There shall be established (i) in or pursuant to resolutions of the Board of Directors and a Bank Order or (ii) in one or more indentures supplemental hereto, prior to the issuance of any Series of Securities, the following terms of the Securities of such Series:

(1)                                 the title of the Series of Securities, including “CUSIP” numbers and “ISINs” and any other code or identifier of the Series (which shall distinguish the Series from Securities of any other series);

(2)                                 the coin or currency (including composite currencies) in which the Securities of such Series shall be denominated (the “Specified Currency”), and, if other than the Specified Currency of denomination, the Specified Currency or Currencies in which the principal and any interest in respect of the Securities of such Series is payable and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(3)                                 the Stated Maturity of the Securities of such Series, which will be no less than 30 days from the Original Issue Date and, if applicable, the method by which such Stated Maturity shall be determined;

(4)                                 the rate or rates, if any, at which the Securities of such Series shall bear interest, or the method by which such rate shall be determined (including, where applicable, the Interest Rate Basis, the Calculation Agent, the Index Maturity, the Spread or Spread Multiplier, the Maximum Rate, the Minimum Rate, Calculation Dates, Interest Determination Dates, the Interest Reset Period and Interest Reset Dates (as defined in the applicable Security)), the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable, the record dates for the determination of the Holders to whom interest shall be payable and the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months;

(5)                                 if the amount of payments of principal of and interest on the Securities of such Series may be determined with reference to an index, formula or otherwise, the manner in which such amounts shall be determined;

(6)                                 if the amount of payments of interest (and Additional Amounts, if any) on the Securities of such Series may be payable in kind by issuance of additional notes or otherwise;

(7)                                 in addition to or other than the Borough of Manhattan, The City of New York, the place or places of payment where the principal of and premium, if any, and interest on Securities of the Series shall be payable and the manner in which any payment may be made;

(8)                                 the price or prices at which, the period or periods within which and the terms and conditions upon which the Securities of such Series may be redeemed, in whole or in part, at the option of the Bank in addition to the Bank’s right of redemption pursuant to Article 4;

(9)                                 the right or obligation, if any, of the Bank to redeem, repurchase or repay the Securities of such Series at its option or at the option of the Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which the Securities of such Series shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such right or obligation;

(10)                          the denomination or denominations in which the Securities of such Series shall be issuable (subject to applicable laws and CNV regulations);

(11)                          the applicability, non-applicability, or variation, of Article 9 with respect to the Securities of such Series;

(12)                          if the Securities of such Series shall be subordinated to unsecured obligations of the Bank;

(13)                          if the Securities of such Series shall benefit from an assignment, lien or other security arrangement;

(14)                          any events which shall constitute Events of Default with respect to the Securities of the Series if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such Series (including a provision making any Event of Default set forth herein inapplicable to the Securities of that Series) and any deletions from, modifications of or additions to the covenants, financial or otherwise, of the Bank with respect to the Securities of such Series;

(15)                          any trustees, authenticating or paying agents, transfer agents or registrars or any other agents, with respect to the Securities of such Series (if different than, or in addition to, those set forth in this Indenture) and the identity of any Exchange Rate Agent or Calculation Agent, as applicable;

(16)                          the form of the Securities of such Series;

(17)                          the terms and conditions, if any, upon which such Securities may be exchanged for or converted into other securities issued by the Bank or any other Person; and

(18)                          any other terms and conditions of the Securities of such Series.

Section 3.02.                                                  Denomination and Date of Securities.

Subject to applicable laws and regulations, Securities shall be issued in such denominations as are set forth in the terms of such Securities established pursuant to Section 3.01 and in a Bank Order relating to such Securities.  Each Security shall be dated the date of its authentication.

Section 3.03.                                                  Execution, Authentication and Delivery.

The Securities shall be executed by or on behalf of the Bank by the signature of a member of the Board of Directors and a member of the supervisory committee.  Such signatures, in accordance with applicable laws and regulations, may be the manual, facsimile or other electronic form (including counterparts) signatures of any present or any future Authorized Persons.  Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities bearing the manual, facsimile or other electronic form signatures of individuals who were at the time of execution the proper Officers of the Bank shall bind the Bank not withstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Bank may deliver one or more Securities executed by the Bank to the Trustee for authentication, together with a Bank Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Bank Order shall authenticate and deliver such Securities. The Trustee may appoint an Authenticating Agent reasonably acceptable to the Bank to authenticate the Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

If the form or terms of the Securities of the Series have been established by or pursuant to one or more Board Resolutions or an Officer’s Certificate as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this

Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

(i)                                     if the form of such Securities has been established by or pursuant to a Board Resolution or an Officer’s Certificate as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(ii)                                  if the terms of such Securities have been established by or pursuant to a Board Resolution or an Officer’s Certificate as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(iii)                               that such Securities, when authenticated and delivered by the Trustee and issued by the Bank in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Trustee shall not be required to authenticate and deliver Securities of any Series if, in the good faith determination of the Trustee, the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, indemnities or immunities under the Securities and this Indenture.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such Series if the Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such Series to be issued.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence that such Security has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Bank, and the Bank shall deliver such Security to the Trustee for cancellation together with a written statement of an Authorized Person (which need not comply with Section 12.02 or Section 12.03 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Bank, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.                                                  Global Securities.  (a)

Global Securities shall be subject to the following terms:

(a)              Interests in a Global Security deposited with DTC or Euroclear and/or Clearstream and/or Caja de Valores pursuant to this Section 3.04 hereof shall be exchanged for Certificated Securities only if such exchange complies with Section 3.05 hereof and (i) in the case of a DTC Global Security, DTC notifies the Bank and the Trustee that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary so registered is not appointed by the Bank within 90 days of such notice, (ii) in the case of a Euroclear/Clearstream Global Security, if the clearing system(s) through which it is cleared and settled is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently or does in fact do so, (iii) an Event of Default has occurred and is continuing and the majority of the holders of a Series so requests or (iv) the Bank in its sole discretion notifies the Trustee in writing that Certificated Securities shall be delivered in exchange for such Global Security.

(b)              If interests in any Global Security are to be exchanged for Securities in the form of Certificated Securities pursuant to Section 3.05, such Global Security shall be surrendered by the relevant clearing system to the Trustee and the relevant Registrar to be so exchanged, without charge, and the Trustee shall authenticate and deliver, upon such exchange of interests in such Global Security, an equal aggregate principal amount of Certificated Securities.  The Certificated Securities exchanged pursuant to this Section 3.04 shall be registered by the relevant Registrar in such names as the relevant clearing system shall direct in writing in accordance with its records.  Any Certificated Security delivered in exchange for any interest in any Rule 144A Global Security shall, except as provided by Section 3.05, bear the legends as set forth on the face of the form of the Certificated Securities set forth in Exhibit B hereto or, with respect to a particular Series of Securities, in the form set forth in an indenture supplemental hereto related to such Series of Securities.

(c)                                  Until exchanged in full, a Global Security of a Series shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities of such Series authenticated and delivered hereunder.  If, after any presentation thereof to the Trustee, the principal amount of Securities represented by any Global Security of a Series is reduced to zero, such Global Security shall be immediately cancelled and disposed of by the Trustee in accordance with Section 3.09.

Section 3.05.                                                  Registration, Transfer and Exchange of Securities.  (a)

Without prejudice to its right to appoint a different note registrar and transfer agent at a subsequent date in accordance with the terms of this Indenture, the Bank hereby appoints The Bank of New York Mellon, as the initial Registrar and Transfer Agent with respect to the Securities, and The Bank of New York Mellon hereby accepts such appointment.  The Bank of New York Mellon shall act as Registrar and Transfer Agent as long as The Bank of New York Mellon acts as Trustee.

The Registrar will maintain at the Corporate Trust Office a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as provided herein. The name and address of the registered holder of each Security and the amount of each Security will be recorded in the Register. In the case of the replacement of any of the Securities, the Register will include notations of the Security so replaced, and the Security issued in replacement thereof.  In the case of the cancellation of any of the Securities, the Register will include notations of the Security so cancelled and the date on which such Security was cancelled.  The Register will show the amount of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific holder) and addresses of the holders of the Securities and any payment instructions with respect thereto (if different from a holder’s registered address).  Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

Upon the written request by the Argentine Registrar and Transfer Agent or the Trustee, the Registrar shall provide a copy of the Register to the Argentine Registrar and Transfer Agent or the Trustee at such address or facsimile as the Argentine Registrar and Transfer Agent or the Trustee may designate in writing to the Registrar.

Upon due presentation for registration of transfer of any Security, the Bank shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

A holder may register the transfer of a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

(b)                                 (i) Subject to Section 3.05(b)(ii) and such reasonable and customary regulations as the Bank may from time to time prescribe, transfers of any Certificated Security in whole or in part pursuant to this Section 3.05(b) must be made at the relevant office of the Registrar or at the office of any other Transfer Agent that may be appointed by the Bank, by delivery of such Certificated Security with the form of transfer thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Registrar or any other Transfer Agent, as the case may be, duly executed by the registered Holder thereof or such registered Holder’s attorney-in-fact duly authorized in writing.  In exchange for any Certificated Security properly presented for transfer, the Bank shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or at the office of any Transfer Agent, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Security or Securities in the name of such transferee and for the same aggregate principal amount as shall have been transferred.  Subject to the minimum denomination requirements, if any, set forth in the resolutions of the Board of Directors or indenture supplemental hereto related to a particular Series, in the case of the transfer of any Certificated Security in part, the Bank shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or at the office of any Transfer Agent, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Security or Securities registered in the name of the transferor and for the aggregate principal amount that was not transferred.  Certificated Securities may also be exchanged for other Certificated Securities of the same Series in any authorized denominations and of equal aggregate principal amount of Securities of such Series, subject to, if any, the minimum denomination requirements set forth in the applicable resolution of the Board of Directors or indenture supplemental hereto.  Unless otherwise specified in the applicable resolution of the Board of Directors or indenture supplemental hereto, Certificated Securities held by Qualified Institutional Buyers may be exchanged for beneficial interests in a Rule 144A Global Security representing Securities of the same Series.  In exchange for any such Certificated Security, the relevant Registrar will increase the amount of the relevant Rule 144A Global Security by the amount of such Certificated Security and will make the appropriate entries in the Register indicating a transfer of a beneficial interest to such Qualified Institutional Buyer or to a participant in the relevant clearing system specified by such Qualified Institutional Buyer.  Except as specified in this paragraph and in Section 3.10 hereof, Certificated Securities will not be exchangeable for interests in Global Securities.

(ii) In the case of any Certificated Securities issued in reliance on the exemption from registration afforded by Rule 144A, issued upon transfer or exchange of any such Security (other than in accordance with clause 2 of this Section 3.05(b)(ii)) or issued upon exchange of a Rule 144A Global Security pursuant to Section 3.04 hereof, prior to the date which is two years after the Original Issue Date of any such Security (or of such Rule 144A Global Security, as the case may be) (provided that the Bank or any affiliate thereof has not acquired such Security during such two-year period) or in the case of any other “restricted security” (as defined in Rule 144), the Registrar, as Transfer Agent, shall not register the transfer or exchange of such Security (other than pursuant to Section 3.10 hereof) unless:

1. either (A) the registered Holder presenting such Security for transfer, or its attorney-in-fact, shall have advised the Registrar in writing that such registered Holder intends to rely or is relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder in making such transfer or (B) the Person presenting such Security for transfer (if other than the registered Holder or its attorney-in-fact), or its attorney-in-fact, shall have advised the Registrar in writing that the Person in whose name the Security is to be registered in the Register upon transfer (and each beneficial owner of such Security) is a Qualified Institutional Buyer and that such Person or Persons have been advised that the Security has been sold or transferred to it in reliance upon Rule 144A; or

2. either (A) the registered Holder presenting such Security for transfer, or its attorney-in-fact, shall have advised the Registrar in writing that the registered Holder intends to rely or is relying on the exemption from the registration requirements of the Securities Act provided by Regulation S or (B) the Person presenting such Security for transfer (if other than the registered Holder or its attorney-in-fact), or its attorney-in-fact, shall have advised the Registrar in writing that the Security has been sold or transferred to it in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S; or

3. such Security is to be registered in the Register upon transfer in the name of a Dealer, its nominee or the Bank; or

4. the Person presenting the Security for transfer, or its attorney-in-fact, shall have advised the relevant Registrar in writing that another exemption from the registration requirements of the Securities Act is available, including the exemption provided by Rule 144, which is confirmed in an Opinion of Counsel, and the Registrar has received the written consent of the Bank to the registration of such transfer, in which event the Registrar shall register such transfer only in accordance with the conditions of such consent.

For purposes of this Section 3.05(b)(ii), any such advice to the relevant Registrar in writing may be in the form of a letter, notice or other written document, including, with respect to clauses 1, 2 and 3 above, by appropriate notation on the transfer notice set forth on such Security.

Neither the Registrar nor any Transfer Agent shall register the transfer or exchange of Certificated Securities for a period of 15 days preceding the due date for any payment of interest on the Security or during the period of 30 days ending on the due date for any payment of principal on the Security. Neither the Registrar nor any Transfer Agent shall register the transfer or exchange of any Securities previously called for redemption.

(c)                                  (i) DTC Global Securities — DTC Book-Entry Provisions.  Interests in DTC Global Securities will be transferable in accordance with the rules and procedures from time to time of DTC.  Members of, or participants in, DTC shall have no rights under this Indenture with respect to any DTC Global Security held on their behalf by DTC, and DTC or its nominee may be treated by the Bank, any Agent or any other agent hereunder as the absolute owner of such DTC Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Bank, any Agent or any other agent hereunder from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Global Securities — Euroclear and Clearstream Book-Entry Provisions.  Insofar as interests in any Global Security are held by the agent members of Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Participants” of Euroclear and Clearstream, respectively, shall be applicable to such Global Security.  Notwithstanding the foregoing, nothing herein shall prevent the Bank, any Agent or any other agent hereunder from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream (in the case of any Regulation S Global Security) or DTC (in the case of any DTC Global Security, whether such Security is an Unrestricted Global Security, a Regulation S Global Security or a Rule 144A Global Security) or impair, as between Euroclear or Clearstream or DTC, as the case may be, and their respective agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(iii) Transfers of Global Securities in Whole.  Subject to the provisions of Section 3.05(d), transfers of a Global Security shall be limited to (i) transfers of a DTC Global Security in whole, but not in part, to DTC, nominees of DTC or to a successor of DTC or such successor’s nominee (including, without limitation, pursuant to Section 3.05(c)(iv)), or (ii) transfers of a Euroclear/Clearstream Global Security in whole, but not in part, to Euroclear, Clearstream, nominees of Euroclear and Clearstream or to a successor to Euroclear or Clearstream or such successor’s nominee (including, without limitation, pursuant to Section 3.05(c)(v)).

(iv) Transfer of DTC Global Security to Euroclear and/or Clearstream.  If the Securities of any Series are at any time represented by both a DTC Global Security and an Euroclear/Clearstream Global Security and an authorized representative of DTC presents the DTC Global Security to the Registrar or any Transfer Agent, accompanied by a written instrument of transfer in form satisfactory to such Agent, executed by DTC or by DTC’s attorney thereunto duly authorized in writing, for the purpose of registration of transfer of all or any portion of such DTC’s interest in such DTC Global Security to Euroclear and/or Clearstream, such DTC Global Security or the relevant interest therein shall be transferred upon the Register, and the Registrar shall endorse the DTC Global Security to reflect the reduction of its principal amount by the aggregate principal amount so transferred, and the appropriate Euroclear/Clearstream Global Security shall be endorsed by the relevant Registrar to reflect the increase of its principal amount by the aggregate principal amount so transferred.  The Registrar is hereby authorized on behalf of the Bank (A) to endorse or to arrange for the endorsement of the relevant DTC Global Security to reflect the reduction in the principal amount represented thereby by the amount so transferred and to endorse the appropriate Euroclear/Clearstream Global Security to reflect the increase in the principal amount represented thereby by the amount so transferred and, in either case, to sign in the relevant space on the relevant Security recording such reduction or increase and (B) in the case of a total exchange, to cancel or arrange for the cancellation of the DTC Global Security.

(v) Transfer of Euroclear/Clearstream Global Security to DTC.  If the Securities of any Series are for the time being represented by both a DTC Global Security and a Euroclear/Clearstream Global Security and an authorized representative of Euroclear or Clearstream presents the Euroclear/Clearstream Global Security to the Registrar or any Transfer Agent, accompanied by a written instrument of transfer in form satisfactory to the Registrar or such Transfer Agent, executed by Euroclear or Clearstream, as the case may be, or by Euroclear’s or Clearstream’s attorney thereunto duly authorized in writing, for the purpose of registration of transfer of all or any portion of Euroclear’s or Clearstream’s interest in such Euroclear/Clearstream Global Security to DTC, such Euroclear/Clearstream Global Security or the relevant interest therein shall be transferred upon the Register, and the Registrar shall endorse the Euroclear/Clearstream Global Security to reflect the reduction of its principal amount by the aggregate principal amount so transferred, and the appropriate DTC Global Security shall be endorsed by the Registrar to reflect the increase of its principal amount by the aggregate principal amount so transferred.  The Registrar is hereby authorized on behalf of the Bank (i) to endorse or to arrange for the endorsement of the relevant Euroclear/Clearstream Global Security to reflect the reduction in the principal amount represented thereby by the amount so transferred and to endorse the appropriate DTC Global Security to reflect the increase in the principal amount represented thereby by the amount so transferred, and in either case, to sign in the relevant space on the relevant Security recording such reduction or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the Euroclear/Clearstream Global Security.

(d)                                 Notwithstanding any provision to the contrary herein, so long as Global Securities of a Series remain outstanding and are held by or on behalf of DTC or Euroclear and

Clearstream, transfers or exchanges of interests between Global Securities of a Series, in whole or in part, shall only be made in accordance with this Section 3.05(d) or Section 3.10.

(i) Transfers From Rule 144A Global Security to Regulation S Global Security.  If Securities of a Series are issued in the form of a Regulation S Global Security and a Rule 144A Global Security, and if a holder of a beneficial interest in the Rule 144A Global Security deposited with the relevant clearing system or its custodian wishes at any time to exchange its interest in such Rule 144A Global Security for an interest in the Regulation S Global Security of the same Series, or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of DTC and, to the extent applicable, Euroclear and Clearstream, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security of the same Series.  Upon receipt by the relevant Registrar, of (1) written instructions given in accordance with procedures of DTC and/or, to the extent applicable, Euroclear and Clearstream from a participant, directing the relevant Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security of the same Series in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, (2) an order given by the holder of such beneficial interest given in accordance with procedures of DTC and/or, to the extent applicable, Euroclear and Clearstream, containing information regarding the participant account of DTC or, to the extent applicable, Euroclear or Clearstream, to be credited with such increase and (3) a certificate which:

(i)                                     for exchanges made during the Restricted Period, is in the form of Exhibit D hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and pursuant to, and in accordance with, Regulation S; or

(ii)                                  for exchanges made after the expiration of the Restricted Period, is in the form of Exhibit E hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and (A) that such transfer or exchange has been made pursuant to, and in accordance with, Regulation S or (B) that such transfer or exchange has been made in a transaction permitted by Rule 144.

The Registrar or Transfer Agents shall instruct DTC to reduce the Rule 144A Global Security by the aggregate principal amount of the beneficial interest to be so exchanged or transferred, and the relevant Registrar shall instruct DTC or, to the extent applicable, Euroclear or Clearstream, concurrently with such reduction, to increase the principal amount of the Regulation S Global Security of the same Series by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security of the same Series.

(ii) Transfers From Regulation S Global Security to Rule 144A Global Security.  If Securities of any Series are issued in the form of a Regulation S Global Security and a Rule 144A Global Security, and if a holder of a beneficial interest in the Regulation S Global Security deposited with the relevant clearing system or its custodian wishes at any time to exchange its interest in such Security for an interest in the Rule 144A Global Security of the same Series, or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security of the same Series, such holder may, subject to the rules and procedures of DTC or, to the extent applicable, Euroclear and Clearstream, exchange or transfer such interest for an equivalent beneficial interest in the Rule 144A Global Security of the same Series.  Upon receipt by the relevant Registrar of (1) written instructions from a participant in DTC or Euroclear or Clearstream, as the case may be, directing the relevant Registrar to credit a beneficial interest in the Rule 144A Global Security equal to the beneficial interest in the Regulation S Global Security of the same Series to be exchanged or transferred, such instructions to contain information regarding the participant’s account with DTC to be credited with such increase, and information regarding the participant’s account with DTC or, to the extent applicable, Euroclear or Clearstream, to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Regulation S Global Security during the Restricted Period for an interest in the Rule 144A Global Security of the same Series, a certificate in the form of Exhibit F hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Security reasonably believes that the Person acquiring such interest in the Rule 144A Global Security of the same Series is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the relevant Registrar shall instruct DTC or, to the extent applicable, Euroclear or Clearstream, to reduce the Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Security, and the relevant Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Rule 144A Global Security of the same Series by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged or transferred, and to credit the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security of the same Series.

(e)                                  If Securities are issued upon the transfer, exchange or replacement of Securities not bearing the restrictive legends set forth in the respective applicable form of Security attached hereto (collectively, a “Restrictive Legend”), the Securities so issued shall not bear a Restrictive Legend.  If Securities are issued upon the transfer, exchange or replacement of Securities bearing a Restrictive Legend, or if a request is made to remove a Restrictive Legend of a Security, the Securities so issued shall bear a Restrictive Legend as set forth on the applicable form of Security attached hereto, or the Restrictive Legend shall not be removed, as the case may be, (other than pursuant to Section 3.10 hereof) unless:

(i) in the case of Certificated Securities issued pursuant to Section 3.05(b)(ii), the provisions of clause 2 thereof shall have been satisfied; or

(ii) in any other case there is delivered to the Bank and the relevant Registrar such satisfactory evidence, which may include an opinion of New York counsel, as may be reasonably required by the Bank (at the Holder’s expense) that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply, as the case may be, with the provisions of Rule 144A, Rule 144 or Regulation S or that such Securities are not “restricted securities” within the meaning of Rule 144.

In the case of either clause (i) or (ii), the Trustee, upon receipt of a Bank Order, shall authenticate and deliver a Security that does not bear the Restrictive Legend.  If the Restrictive Legend is removed from the face of a Security and such Security is subsequently held by the Bank or an Affiliate of the Bank and the Trustee subsequently receives written notice at the Corporate Trust Office that such Security is a “restricted security” within the meaning of Rule 144, the Restrictive Legend shall be reinstated.

(f)                                   Any holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. At the option of the holder, and subject to the other provisions of this Section 3.05, Securities of any series may be exchanged for other Securities of any same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Bank shall execute and the Trustee shall authenticate Securities as applicable.

(g)                                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Bank, evidencing the same debt, and subject to the other provisions of this Section 3.05, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(h)                                 Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Bank or the Registrar ) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing in a form satisfactory to the Bank and the Registrar.

(i)                                     The Bank and the Trustee, Registrar, or any Transfer Agent, may require payment of a sum sufficient to cover any stamp tax, other tax or other governmental charge payable in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any holder shall be made for any such transaction.

(j)                                    Neither the Registrar nor any Transfer Agent shall be required to register the transfer of or exchange of any Securities of a series during a period beginning on the Regular Record Date for such series and ending on the next succeeding Interest Payment Date for such series.  If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Bank and the Transfer Agent shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of any such Securities selected for redemption and ending at the close of business on the day of such notice, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(k)                                 In the event Global Securities are deposited with Caja de Valores in accordance with this Indenture, the provisions of the depositary system set forth by Law No. 20,643, as amended and supplemented from time to time, will be applicable to such Global Securities and such Global Securities shall be registered for the account of each beneficial holder.  All transfers will be made through such depositary system in accordance with applicable law.

(l)                                     Neither the Trustee nor any Agent  shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(m)                             Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(n)                                 Unless otherwise provided in an indenture supplemental hereto or another Person has been appointed by the Bank to act as Registrar and Transfer Agent with respect to the Securities of any series, the actions set forth in this Section 3.05 to be performed by the Registrar and Transfer Agent in connection with the registration, exchange and transfer of Securities shall be performed by The Bank of New York Mellon, acting as Registrar and Transfer Agent.  In the event that Banco Santander Río S.A., as Argentine Registrar and Transfer Agent is required to carry out any of the obligations related to the registration of ownership, exchange and transfer of Securities, Banco Santander Río S.A. shall be permitted to delegate such duties to another entity acting in Argentina with legal capacity to perform such duties in compliance with this Indenture and applicable laws and regulations in force in Argentina (subject to the Bank’s right to reasonably object to the delegation to such entity).  In connection with any such proposed delegation, Banco Santander Río S.A. shall promptly notify the Bank and the Trustee in writing thereof, in order that the Bank may appoint such entity designated by Banco Santander Río S.A., or such other entity as the Bank may deem appropriate, to assume the Argentine Registrar and Transfer Agent´s obligations with respect to such Securities.  Once the foregoing appointment has been made, and such appointment has been accepted by the appointed entity, Banco Santander Río S.A. shall not be liable for the breach of any of the obligations assumed by the delegate Argentine registrar and transfer agent according to this Indenture and Banco Santander Río S.A. shall be indemnified by the Bank for and held harmless by the Bank against, any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred directly or indirectly, without negligence or bad faith on its part, arising out of or in connection with the performance of the duties assumed by the delegate Argentine registrar and transfer agent under this Indenture.

Section 3.06.                                                  Mutilated, Destroyed, Lost and Stolen Securities.

The Bank shall execute and deliver to the Trustee Certificated Securities in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Securities.

The Trustee shall, in accordance with any terms and conditions set forth in the Securities, and upon provision of evidence satisfactory to the Trustee and to the Bank that any Security was mutilated, defaced, destroyed, stolen or lost, together with such indemnity as the Trustee and the Bank may require to hold each of them harmless, authenticate and deliver from time to time such new Securities of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding in exchange for or in lieu of such Securities that become mutilated, defaced, destroyed, stolen or lost. Each new Security of any series delivered in exchange for or in lieu of any destroyed, lost or stolen Security shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Security of that series.

All Securities surrendered for payment, transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and dispose of all such Securities surrendered for payment, transfer or exchange, in accordance with its security destruction policy, and shall, upon written request, deliver a certificate of destruction to the Bank.

Upon the issuance of any substitute Security, the holder of such Security, if so requested by the Bank, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee, its counsel and its agents) in connection with the preparation and issuance of the substitute Security.

All Securities of a series issued upon any transfer or exchange of Securities shall be valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities of that series surrendered upon such transfer or exchange.

Section 3.07.                                                  Payments of Principal and Interest.

Interest (and principal, premium and Additional Amounts, if any, payable other than at Stated Maturity or upon acceleration, redemption or repurchase) will be payable in immediately available funds to the Person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon acceleration, redemption or repurchase will be payable to the

Person to whom principal will be payable; provided, further, that if and to the extent the Bank defaults in the payment of the interest (and Additional Amounts, if any) due on such Interest Payment Date, such defaulted interest (and Additional Amounts, if any) will be paid to the Person in whose name such Securities are registered at the end of a subsequent record date established by the Bank by notice given by mail by or on behalf of the Bank to the holders of the Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest. Unless otherwise specified in the resolutions of the Board of Directors of the Bank or indenture supplemental hereto related to the Series of such Securities, the first payment of interest on any Security originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.  Unless otherwise specified in the resolutions of the Board of Directors or in an indenture supplemental hereto related to the Series of such Securities, the “Regular Record Date” with respect to any Security will be the date 15 calendar days prior to each Interest Payment Date, whether or not such date is a Business Day.

Payment of the principal, any premium, interest, Additional Amounts and other amounts on or in respect of any Security at Stated Maturity or upon acceleration, redemption or repurchase will be made in immediately available funds to the Person in whose name such Security is registered upon surrender of such Security at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, the office of the Paying Agent located in the City of Buenos Aires, or at the specified office of any other Paying Agent, provided that the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Whenever the Bank shall have one or more paying agents, including the Trustee, it will, on or prior to the Business Day prior to each due date of the principal of (and premium, if any) or interest on the Securities, deposit with the Trustee a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Securities to be made other than at Stated Maturity or upon redemption or repurchase will be made by check mailed on or before the due date for such payments to the address of the person entitled thereto as it appears in the Register; provided that (a) the applicable Depositary or its nominee, as holder of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a holder of U.S.$1,000,000 (or the approximate equivalent thereof in Specified Currency other than U.S. dollars) in aggregate principal or face amount of Securities of the same Series shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States or Argentina as may have been appropriately designated by such Person to the Trustee in writing no later than 15 days prior to the date such payment is due and (c) to the extent that the holder of a Security issued and denominated in a Specified Currency other than U.S. dollars elects to receive payment of the principal of and any premiums, interest, Additional Amounts and other amounts on or in respect of such Security at Stated Maturity or upon redemption in such Specified Currency, such payment, except in circumstances described in the resolutions of the Board of Directors or in an indenture supplemental hereto related to the relevant Series, shall be made by wire transfer of immediately available funds to an account specified in writing by the holder to the Trustee not less than 15 days prior to the date such payment is due. Unless such designation is revoked in writing, any such designation made by such holder with respect to such Securities shall remain in effect with respect to any future payments with respect to such Securities payable to such holder.

If the Stated Maturity or the Interest Payment Date for a Security falls on a day which is not a Business Day, payment of principal (and premium, if any) and interest with respect to such Security will be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

If the principal of or any premium, interest, Additional Amounts or other amounts on any Security is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Bank’s control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, then the Bank, until such currency is again available or so used, will be entitled, to the extent permitted by Argentine law, to satisfy its obligations to the Holder of such Securities by making such payment in U.S. dollars at the Exchange Rate for such Specified Currency on the Payment Date.  The making of any payment in respect of any Security in U.S. dollars under the foregoing circumstances will not constitute an Event of Default under such Security.

Payments of the principal and any premium, interest, Additional Amounts or other amounts to holders of Securities denominated in a Specified Currency other than U.S. dollars who hold the Securities through DTC will, to the extent permitted by Argentine law, be made in U.S. dollars.  However, any DTC holder of a Security denominated in a Specified Currency other than U.S. dollars may elect to receive payments by wire transfer in such Specified Currency other than U.S. dollars by delivering a written notice to the DTC participant through which it holds its beneficial interest, not later than the Regular Record Date, in the case of an interest payment, or at least 15 calendar days before the Stated Maturity, specifying wire transfer instructions to an account denominated in the Specified Currency.  The DTC participant must notify DTC of the election and wire transfer instructions on or before the twelfth Business Day before the applicable payment of the principal.

The U.S. dollar amount to be received by a holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the Exchange Rate on the second Business Day next preceding the applicable payment date.  The Bank will make payment to the Exchange Rate Agent on the third Business Day next preceding the applicable Payment Date.  If Exchange Rate quotations are not available on the second Business Day preceding the date of payment of principal or any premium, interest, Additional Amounts or other amounts with respect to any Security, such payment will be made in the Specified Currency.  All currency exchange costs associated with any payment in U.S. dollars on any Security denominated in a Specified Currency other than U.S. dollars will be borne by the Holder thereof by deductions from payment of the currency exchange being effected on behalf of the Holder by the Exchange Rate Agent.

Unless otherwise specified in the terms of a Series of Securities, Securities denominated in a Specified Currency other than U.S. dollars will provide that, in the event of an official redenomination of the currency, the obligations of the Bank with respect to payments on such Securities shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated currency representing the amount of such obligations immediately before such redenomination.

Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08.                                                  Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer (or in the event of any mutilated, destroyed, lost or stolen Security), the Bank, the Trustee, any Agent and any other agent of the Bank or the Trustee may treat the Person in whose name such Security is registered, as evidenced by the Security Register, as the owner of such Security for all purposes including, without limitation, receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Bank, the Trustee, any Agent nor any other agent of the Bank or the Trustee shall be affected by notice to the contrary.

Section 3.09.                                                  Repurchases; Cancellation.

The Bank and its Subsidiaries and Affiliates may at any time purchase or otherwise acquire the Securities, by purchase or private agreement, in the open market or otherwise, at any price and may resell or otherwise dispose of such Securities in accordance with applicable securities laws at any time, taking into account that, in order to determine at any time whether or not the holders of the required principal amount of the Outstanding Securities have made a request, demand, authorization, instruction, notice, consent or waiver under the terms of this Indenture, the Securities held by the Bank or any of its Subsidiaries and Affiliates will not be counted and will not be considered Outstanding.

All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Bank or any agent of the Bank or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities held by it in accordance with its customary procedures, and, upon the written request of the Bank, deliver a certificate of disposition to the Bank. If the Bank shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 3.10.                                                  Exchange Offer.

Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Bank may (1) issue and deliver, and upon receipt of a Bank Order in accordance with Section 3.03 hereof the relevant Registrar shall authenticate, (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Global Securities tendered for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal or via the depositary’s book-entry system that (A) they are not broker-dealers, (B) they are not participating in a distribution of Exchange Securities and (C) they are not affiliates (as defined in Rule 144A under the Securities Act) of the Bank and (ii) Unrestricted Certificated Securities in an aggregate principal amount equal to the aggregate principal amount of the Certificated Securities accepted for exchange in the Exchange Offer or (2) deliver a Bank Order to the relevant Registrar instructing the relevant Registrar to remove the Restrictive Legends from such Securities and replace the CUSIP, ISIN, Common Code and other identifying codes to permit the Securities to become freely tradeable.  Upon the effectiveness of a Resale Registration Statement in accordance with a Registration Rights Agreement, the Bank shall deliver a Bank Order to the relevant Registrar instructing the relevant Registrar to remove the Restrictive Legends from the Securities covered by such registration statement.  All Exchange Securities issued pursuant to an Exchange Offer for the Securities of a Series shall, for all purposes under this Indenture, be deemed to be part of and constitute a single Series with such Securities that were not tendered in such Exchange Offer, and, without limiting the generality of the foregoing, shall vote together as one Series of Securities under this Indenture.

Section 3.11.                                                  Computation of Interest.

Except as contemplated by Section 3.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12.                                                  Security Identifier Numbers.

The Bank in issuing the Securities may use “CUSIP,” “ISIN” and/or “common code” numbers (if then generally in use), and, if so, the Trustee shall use for the Securities “CUSIP,” “ISIN” and/or “common code” numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Bank will promptly notify the Trustee, in writing, of any change in the “CUSIP,” “ISIN” and/or “common code” numbers. Additional Notes will only be issued with the same CUSIP number or other identifying number as the Notes issued hereunder if such further issuance would be treated as part of the same “issue” as the Notes issued hereunder within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k).

Section 3.13.                                                  Additional Notes.  Subject to the authorization of the CNV, the Bank may, from time to time, without the consent of the holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) having terms and conditions identical to those of any other series of Outstanding Securities issued under this Indenture, except that Additional Notes:

(1)                                 may have a different original issue date from such other series of Outstanding Securities;

(2)                                 may have a different original issue price from such other series of Outstanding Securities;

(3)                                 may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on such other series of Outstanding Securities;

(4)                                 may have a different Restrictive Legend; and

(5)                                 may have terms specified pursuant to the Board Resolution or in a supplemental indenture for such Additional Notes making appropriate adjustments to the terms of this Indenture applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any Registration Rights Agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any such series of Outstanding Securities (other than such Additional Notes).

ARTICLE 4
REDEMPTION; REPURCHASE OF SECURITIES

Section 4.01.                                                  Notice of Redemption.  Notice of redemption to the Holders of Securities to be redeemed as a whole or in part at the option of the Bank pursuant to the terms of such Securities established as contemplated by Section 3.01 shall be given to Holders as specified in Section 12.01 and to the CNV.  Such notice shall specify the provision pursuant to which the redemption is being made, the principal amount of each Security held by such Holders to be redeemed, the date fixed for redemption (the “Optional Redemption Date”), the redemption price, the place or places of payment, the CUSIP, ISIN, Common Code or other identifying codes, if any, that no representation is made as to the correctness or accuracy of the CUSIP, ISIN, Common Code or other identifying codes listed on such notice or printed on such Securities, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation.  In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

The Bank shall deliver to the Trustee and relevant Paying Agent any notice of redemption specifying the information set forth above at least 30 days prior to the date on which such notice of redemption will be mailed (and 45 days prior to such date if the notice of redemption must be published) together with an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.  The notice of redemption of Securities to be redeemed at the option of the Bank shall be given to Holders by the Bank or, at the Bank’s request, by the Trustee in the name and at the expense of the Bank at least 30 days but not more than 60 days before the date of redemption (unless otherwise specified pursuant to the terms of such Securities established as contemplated by Section 3.01).  Such notice shall be irrevocable.

If and for so long as the Securities are listed on the Luxembourg Stock Exchange for trading on the EuroMTF or any other securities exchange and the rules of the relevant securities exchange so require, the Bank shall, once in each year in which there has been a partial redemption of the Securities, cause to be published in a leading newspaper of general circulation in Luxembourg, or as specified by such other securities exchange, a notice specifying the aggregate principal amount of Securities Outstanding and in accordance with all applicable regulations issued by the CNV.

On or before 10:00 AM (New York City time) one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Bank will deposit with the relevant Paying Agent (and if Securities are denominated in Specified Currency, with the Exchange Rate Agent three Business Days prior to the redemption date) (or, if the Bank is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.03) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts.

If less than all the Securities of a Series are to be redeemed at the option of the Bank, the particular Securities of such Series to be redeemed shall be selected by the Trustee from the Outstanding Securities of such Series (and in the case of Securities represented by a Global Security, in accordance with the requirements of DTC, Euroclear or Clearstream, as the case may be) not more than 60 days prior to the date fixed for redemption and such redemption will be notified to the Bank and the Holders in accordance with Section 12.01 not less than 30 days prior to such date.  Upon any partial redemption of Securities of such Series, the Trustee or the relevant Registrar, as applicable, shall (a) in the case of Securities represented by a DTC Global Security, cancel the existing DTC Global Security or Securities and authenticate and hold as custodian for DTC a new DTC Global Security or Securities, as applicable, executed by the Bank, to reflect the aggregate principal amount of Securities of such Series Outstanding after such redemption and (b) in the case of Certificated Securities, to the extent required, authenticate and deliver in exchange therefor one or more Securities of such Series executed by the Bank, of any authorized denomination as requested by the Holder thereof, in an aggregate principal amount equal to the balance of the principal of such partially redeemed Security.  In the case of Securities represented by an Euroclear/Clearstream Global Security, the Common Depositary shall cancel the existing Euroclear/Clearstream Global Security or Securities, and the Trustee shall authenticate and the Common Depositary shall hold as custodian for Euroclear and Clearstream a new Euroclear/Clearstream Global Security or Securities, as applicable, executed by the Bank, to reflect the aggregate principal amount of Securities of such Series Outstanding after such redemption.  Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof.  The Trustee shall promptly notify the Bank in writing of the redemption of the Securities and, in the case of partial redemption, the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

Section 4.02.                                                  Payment of Securities Called for Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless the Bank shall default in the payment of such Securities at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 8.01(h) and 9.05, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts.  On presentation and surrender, pursuant to the terms of such Securities, of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Bank at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any payment of interest becoming due on the date fixed for redemption and any Additional Amounts shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 3.03.From and after the redemption date, if moneys for the redemption of the Securities called for redemption shall have been made available as provided herein for redemption on the redemption date, such Securities shall cease to bear interest, and the only right of the Holders of such Securities shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

Notwithstanding any provision to the contrary in this Section 4.02, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Security.

Upon presentation of any Security redeemed in part only, the Bank shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Bank, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 4.03.                                                  Exclusion of Certain Securities from Eligibility for Selection for Redemption.  Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 30 days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Bank or (b) a Person specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Bank.

Section 4.04.                                                  Redemption at the Option of the Bank for Taxation Reasons.  The Securities of any Series may be redeemed at the option of the Bank in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ written notice (which will be irrevocable) to the Holders (and to the Trustee who shall be notified 15 days prior to the date the Holders are to be notified) and, if applicable to the CNV in writing, at the principal amount thereof (or, in the case of original issue discount Securities, at the Amortized Face Amount thereof), together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption (which date, in the case of Floating Rate Notes, must be an Interest Payment Date) if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any political subdivision of or any taxing authority in Argentina or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction, that the Bank has or will become obligated to pay Additional Amounts and/or Argentine Taxes on or in respect of such Securities, which change or amendment becomes effective on or after the date of issuance of the Securities of such Series, and the Bank determines in good faith that such obligation is material and cannot be avoided by the Bank taking reasonable measures available to it.  Prior to the distribution of any notice of redemption pursuant hereto, the Bank shall deliver to the Trustee an Officers’ Certificate stating that the Bank has or will become obligated to pay Additional Amounts and/or Argentine Taxes as a result of such change or amendment and that such obligation cannot be avoided by the Bank taking reasonable measures available to it.  The Trustee shall be entitled to accept such certificate and, if so specified in an indenture supplemental hereto relating to the Securities of such Series, an Opinion of Counsel as sufficient evidence of the satisfaction of the conditions contained in the second preceding sentence.

Section 4.05.                                                  Redemption at the Option of the Bank.  With respect to the Securities of any Series, if so specified in the applicable indenture supplemental hereto, the Securities of such Series may be redeemed at the option of the Bank in whole or in part, at any time, on giving not less than 30 nor more than 60 days’ notice (which will be irrevocable) to the Holders (and to the Trustee who shall be notified 15 days prior to the date the Holders are to be notified) and, if applicable to the CNV, at the principal amount thereof (or, in the case of original issue discount Securities, at the Amortized Face Amount thereof) and any Additional Amounts to the date fixed for redemption (which date, in the case of Floating Rate Notes, must be an Interest Payment Date) at the amounts (the “Optional Redemption Amount(s)”) specified in, or determined in the manner specified in, the applicable Pricing Supplement together with accrued interest (if any) to the date fixed for redemption (which date, in the case of Floating Rate Notes, must be an Interest Payment Date). In the event of a redemption of only some of a series of Securities, such redemption must be of a principal amount being the “Minimum Redemption Amount” or a “Higher Redemption Amount,” in each case if so indicated in the applicable Pricing Supplement.  In the case of a partial redemption of Certificated Securities, such Securities to be redeemed will be determined on a pro rata basis, by lot, while respecting the principle of equal treatment of all investors, or otherwise in accordance with the procedures of the Trustee, not more than 60 days prior to the date fixed for redemption.  In the case of a partial redemption of securities which are represented by a Global Security, the relevant Securities will be selected in accordance with the rules of the relevant clearing system or systems, as the case may be.  If the Securities are listed on the Luxembourg Stock Exchange for trading on the EuroMTF or on any other securities exchange and the rules of the Luxembourg Stock Exchange or such other securities exchange so require, as applicable, the Bank will, once in each year in which there has been a partial redemption of the securities, cause to be published in a leading newspaper of general circulation in Luxembourg or as specified by such other securities exchange a notice specifying the aggregate principal amount of Securities outstanding and a list of the Securities drawn for redemption but not surrendered.

Section 4.06.                                                  Redemption at the Option of the Holders.  In the event that the terms of the Securities of any Series permit the Holders thereof, at their option, to cause the Bank to repurchase such Securities, upon the Holder of any Security giving to the Bank not more than 60 nor less than 30 days’ notice (or such other notice as is specified in the terms of such Securities) in accordance with Section 12.01, which notice shall be irrevocable, the Bank shall, upon the expiry of such notice, redeem such Security, subject to, and in accordance with, the terms of such Security on the date and at the amount specified in or determined in the manner specified in such Securities, in whole but not in part, together with accrued interest (if any) to the date fixed for such redemption.  In accordance with the provisions hereof relating to payment on redemption at the option of the Bank, the Bank shall arrange with the Trustee (and each Paying Agent for such purpose, if applicable) for the provision of funds sufficient to make payments to such Holders in respect of such redemptions from time to time.

ARTICLE 5
COVENANTS

Section 5.01.                                                    Payment of Principal and Interest.  The Bank covenants and agrees, for the benefits of the holders of the Securities, that it will duly and punctually pay or cause to be paid the principal of and interest on each of the Securities (including Additional Amounts), and any other payments to be made by the Bank under the Securities and this Indenture, at the place or places, at the respective times and in the manner provided in such Securities and this Indenture.  The Bank shall also pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreements, if any.

Section 5.02.                                                  Maintenance of Office or Agency.

With respect to any Security, and except as otherwise may be specified for such Security as contemplated by Section 3.01, the Corporate Trust Office of the Trustee shall be the place of payment where such Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery of a Global Security effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

With respect to any Securities, the Bank shall maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Bank in respect of the Securities and this Indenture may be served.  The Bank shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Bank shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Bank hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Bank may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities of one or more series, notices and other items may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Bank of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes.  The Bank shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

If and for so long as any Series of Securities are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the alternative market of the Luxembourg Stock Exchange (the “EuroMTF”), and the Luxembourg Stock Exchange so requires, the Bank will maintain a registrar in Luxembourg.  So long as it is required by Argentine law or by the CNV, the Bank will maintain an Argentine Registrar and Transfer Agent and Argentine Paying Agent in Argentina.  Banco Santander Rio S.A., at its office at Bartolomé Mitre 480, 14th Floor, Buenos Aires, Argentina, will initially act as such Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina.

Each of the Registrars, each of the Paying Agents, each of the Transfer Agents and each of the Calculation Agents may change their respective specified offices set forth herein to some other specified offices in the same city.  The Bank will promptly give to the Trustee and the Holders (and, if so required, the CNV, the Luxembourg Stock Exchange, the BASE or such other securities exchange on which a Series of Securities may be listed) written notice of any change of location of specified offices, or of any resignation, termination or appointment of any Registrars, any Paying Agent, any Transfer Agent or any Calculation Agent.

Section 5.03.                                                  Money for Security Payments to be Held in Trust.

If the Bank shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of or premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Bank shall have one or more Paying Agents for any series of Securities, it shall, by 10:00 A.M. (New York City time) on the Business Day immediately prior to each due date of the principal, additional amounts of or premium, if any, or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Bank shall promptly notify the Trustee of its action or failure so to act.

The Bank shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Bank, subject to the provisions of this Section 5.03, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Bank (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Bank may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Bank Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Bank or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Bank or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Bank, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Bank on request from the Bank, or (if then held by the Bank) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Bank as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Bank, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Bank.

Section 5.04.                                                      Laws, Licenses and Permits.  The Bank will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any Government Agency having jurisdiction over it or its business except where the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of the Bank and its Subsidiaries taken as a whole.

Section 5.05.                                                  Maintenance of Corporate Existence; Properties.

The Bank will, and will cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor (except for transactions not otherwise prohibited by Article 6), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business and (c) keep all its property used or useful in the conduct of its business in good working order and condition, except in each case where the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of the Bank and its Subsidiaries, taken as a whole; provided that this covenant shall not require the Bank to maintain any such right, privilege, title to property or franchises, or to preserve the corporate existence of any Subsidiary of the Bank, if in each case the Board of Directors shall determine in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of business of the Bank.

Section 5.06.                                                  Maintenance of Books and Records.

The Bank will maintain books, accounts and records in accordance with Argentine GAAP and Central Bank Rules.  In the case of a conflict between Argentine GAAP and Central Bank Rules, the Central Bank Rules shall prevail.

Section 5.07.                                                  Ranking.

(a)                                 Other than with respect to any issuance of a Series of Securities under an indenture supplemental hereto which is subordinated in accordance with the terms of such supplemental indenture, the Bank will ensure that its obligations under each Security will at all times rank at least pari passu in right of payment with the Bank’s other present and future unsecured and unsubordinated indebtedness from time to time outstanding (other than obligations preferred by statute or by operation of law).

(b)                                 The Bank will ensure that each Security will at all times qualify as “obligaciones negociables simples no convertibles” under the Negotiable Obligations Law, be entitled to the benefits set forth therein and subject to the procedural requirements thereof.

Section 5.08.                                                    Further Assurances. The Bank shall, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights hereunder and under the documents, instruments and agreements required hereunder and to carry out the intent of this Indenture.

Section 5.09.                                                  Reporting.

(a)                                 The Bank will furnish to the Trustee the following reports, for further delivery to the Holders, upon written request of such Holders:

(i)  within 120 days after the end of each fiscal year of the Bank (which, as of the date hereof, is December 31st) (or, if later, the date on which the Bank is required to deliver to the CNV or to the Central Bank financial statements for the relevant fiscal period), a copy of the audited consolidated balance sheet of the Bank and its Subsidiaries as of the end of such year and the related consolidated statements of income and statements of shareholders’ equity and statements of cash flows for such fiscal year, prepared in accordance with Central Bank Rules applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein) and delivered in both the English and Spanish languages; and

(ii)  within 60 days after the end of the first three fiscal quarters of each fiscal year of the Bank (or, if later, the date on which the Bank is required to deliver to the CNV or to the Central Bank financial statements for the relevant fiscal period), a copy of the unaudited consolidated balance sheet of the Bank and its Subsidiaries as of the end of each such quarter and the related unaudited consolidated statements of income and statements of shareholders’ equity and statements of cash flows for such quarter, prepared in accordance with Central Bank Rules applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein) and delivered in both the English and Spanish languages.

(b)                                 The Trustee shall have no obligation to determine if the Bank is required to file any report or other information pursuant to this Section 5.09, nor be responsible or liable for determining or monitoring whether or not the Bank has otherwise delivered any report or other information in accordance with the requirements specified in the foregoing paragraph. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of its  covenants  hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)                                  For so long as any of the Securities remain Outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Bank will, during any period in which it is neither subject to Section 13 or 15(d) under the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any Holder or any owner of a beneficial interest in a Global Security, to a prospective purchaser of a Security or beneficial interest therein who is a Qualified Institutional Buyer, or to the Trustee for delivery, at the Bank’s expense, to such Holder or beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at the Holder’s written request to the Bank, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.  In addition, if and for so long as any of the Securities are admitted to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF market and the rules of the Luxembourg Stock Exchange so require, copies of such reports and information furnished to the Trustee pursuant to Section 5.09 hereof will also be made available at the specified office of the paying agent in Luxembourg.

(d)                                 None of the information provided pursuant to the preceding paragraphs shall be required to comply with Regulation S-K as promulgated by the SEC.

Section 5.10.                                                    Negative Pledge. The Bank will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien, except a Permitted Lien, upon any of its present or future assets to secure any Indebtedness unless, at the same time or prior thereto, the Bank’s obligations under the Securities and this Indenture are secured equally and ratably therewith.

Section 5.11.                                                    Notice of Default. The Bank will, promptly, and in any event within five Business Days after it obtains knowledge thereof, notify the Trustee, in writing, following the occurrence of any Event of Default.

Section 5.12.                                                    Listing.  The Bank will ensure that the Securities (that are “restricted securities” under Rule 144A(d)(3)) meet the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Bank will use all reasonable efforts to assist the relevant Dealers in arranging to cause the Securities to be eligible for settlement through the facilities of DTC and/or Euroclear and Clearstream, as applicable, and, if so specified in the resolutions of the Board of Directors or the indenture supplemental hereto relating to a Series of Securities, to be accepted for trading in the MAE.  In connection with any Series of Securities to be listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the BASE or on another securities exchange or securities exchanges, the Bank will use all reasonable efforts to have such Series of Securities accepted for listing and/or trading on such securities exchange or securities exchanges no later than the date on which the Securities of such Series are to be issued and sold (or as soon thereafter as possible in accordance with the requirements of such securities exchange or securities exchanges); and the Bank will use all reasonable efforts to cause such listing to be continued for so long as any of the Securities of such Series are Outstanding and to furnish to each specified securities exchange all documents, information and undertakings that may be reasonably necessary in order to effect or continue such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Bank could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Bank would otherwise use to prepare its published financial information, the Bank may delist the Securities from trading on the EuroMTF in accordance with the rules of the Luxembourg Stock Exchange and seek an alternative admission to listing, trading and/or quotation for the Securities on a different market of the Luxembourg Stock Exchange or by such other listing authority, securities exchange and/or quotation system inside or outside the European Union as the Board of Directors may decide.

Section 5.13.                                                  Payment of Additional Amounts.

Unless otherwise specified in the applicable resolution of the Board of Directors or indenture supplemental hereto, all payments of principal, premium or interest by the Bank in respect of each Security shall be made without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges (including penalties, interest and additions related thereto) of whatsoever nature imposed or levied by or on behalf of Argentina or by or within any political subdivision thereof or any authority therein having power to tax (“Argentine Taxes”), unless the Bank is compelled by law to so deduct or withhold.  In any such event, the Bank shall pay such additional amounts (“Additional Amounts”) in respect of Argentine Taxes as may be necessary to ensure that the amounts received by the Holders of such Securities after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of such Security in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i)  to or on behalf of a Holder or beneficial owner of a Security that is liable for Argentine Taxes in respect of such Security by reason of having a present or former connection with Argentina other than merely the holding or owning of such Security or the enforcement of rights with respect to such Security or the receipt of income or any payments in respect thereof;

(ii)  to or on behalf of a Holder or beneficial owner of a Security in respect of Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Security to comply with any certification, identification, information, documentation or other similar reporting requirement (within 60 calendar days following a written request from the Bank to the Holder for compliance) if such compliance is required by applicable law, regulation, published administrative interpretation of general application or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Argentine Taxes;

(iii)  to or on behalf of a Holder or beneficial owner of a Security in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

(iv)  to or on behalf of a Holder or beneficial owner of a Security in respect of Argentine Taxes payable other than by withholding from payment of principal of, premium, if any, or interest on the Securities;

(v)  to or on behalf of a Holder or beneficial owner of a Security in respect of Argentine Taxes that would not have been imposed but for the fact that the Holder presented such Security for payment (where presentation is required) more than 30 days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on any day during such 30-day period;

(vi)  any taxes, assessment or other governmental charge required to be withheld or deducted that are imposed on a payment pursuant to sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation, or other official guidance enacted in any jurisdiction implementing FATCA; or

(vii)  for any combination of items (i) through (vi) above;

Furthermore, no Additional Amounts shall be paid with respect to any payment on any Security to a holder that is a fiduciary or partnership or other pass-through entity or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or other pass-through entity or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Securities.

Any reference herein or in the Securities to principal, premium, and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this section. The Bank will provide the Trustee with documentation evidencing the payment of any amounts deducted or withheld in accordance with this Section promptly upon the Bank’s payment thereof, and copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

In addition, the Bank will pay promptly when due any present or future stamp, issue, registration, court or documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Securities, excluding any such taxes and duties imposed by any jurisdiction outside Argentina, except those resulting from, or required to be paid in connection with, the enforcement of such Securities after the occurrence and during the continuance of any Event of Default with respect to the Securities in default.

Section 5.14.                                                  Further Actions.

The Bank will use its reasonable best efforts to take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable the Bank lawfully to enter into, exercise its rights and perform and comply with its payment obligations under the Securities and the Indenture, as the case may be, (b) to ensure that those obligations are legally binding and enforceable, and (c) to make the Securities and the Indenture admissible in evidence in the courts of Argentina.

ARTICLE 6
MERGERS, CONSOLIDATIONS, SALES, LEASES

Section 6.01.                                                    Mergers, Consolidations, Sales, Leases.  The Bank will not merge, consolidate or amalgamate with or into, or convey or transfer or lease all or substantially all of its properties and assets, whether in one transaction or a series of transactions, to any Person, unless immediately after giving effect to such transaction, (a) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (b) any Person formed by any such merger, consolidation or amalgamation or the Person which acquires by conveyance or transfer, or which leases such properties and assets (if not the Bank) (the “Successor Person”) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Bank under this Indenture and the Securities, (c) the Successor Person agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on such holder by a Government Agency solely as a consequence of any reincorporation or re-domiciling of such Successor Person in any jurisdiction other than Argentina or any province or municipality therein in connection with such merger, consolidation, amalgamation, conveyance, transfer or lease with respect to the payment of principal, interest or premium, if any, on the Securities, (d) the Successor Person (except in the case of leases), if any, succeeds to and becomes substituted for the Bank with the same effect as if it had been named in the Securities and this Indenture as the Bank, and (e) the Successor Person is organized in a Qualified Merger Jurisdiction.

In the event of any such sale or conveyance (other than a conveyance by way of lease) and assumption by the Successor Person, the Bank shall be discharged from all obligations and covenants under this Indenture and the Securities to be performed by the Bank and may be liquidated and dissolved.

Holders expressly waive their right to objection contemplated in Section 83, 88 and related provisions of the Argentine Corporations Law No. 19,550, Section 4 of Law No. 11,867, and Section 27 of the Negotiable Obligations Law in the event that the relevant merger or consolidation or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the properties and assets of the Bank (as determined on a consolidated basis) is made under the terms and conditions permitted by this covenant.

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.01.                                                    Events of Default.  In case one or more of the following events (each an “Event of Default”) shall have occurred and be continuing with respect to the Securities of any Series (unless otherwise specified in the indenture supplemental hereto related to the Securities of a Series):

(a)                                 the Bank shall fail to pay any principal or interest (or Additional Amounts, if any) on the Securities of such Series on the date when it becomes due and payable in accordance with the terms thereof, and such failure shall continue for a period of 7 days (in the case of principal) or 14 days (in the case of interest or Additional Amounts, if any); or

(b)                                 the Bank shall fail duly to perform or observe any other covenant or obligation applicable to such Series under this Indenture or contained in such Securities, and such failure shall continue for a period of 30 days after written notice to that effect is received by the Bank or by the Bank and the Trustee from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series; or

(c)                                  the Bank or any of its Subsidiaries fail to pay when due interest on or principal of any of the Bank’s or such Subsidiary’s Indebtedness in a past due amount of at least US$10.0 million (or the equivalent thereof at the time of determination) and such failure continues after the grace period, if any, applicable thereto; or any other event of default occurs under any agreement or instrument relating to any such Indebtedness in an aggregate principal amount of at least US$10.0 million (or the equivalent thereof at the time of determination) which results in the acceleration of the maturity thereof; or

(d)                                 one or more final judgments or decrees for the payment of money in excess of US$10.0 million (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Bank or any of its Subsidiaries and are not discharged (to the extent not covered by insurance) and, in the case of each such judgment or decree, there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

(e)                                  a court having jurisdiction enters a decree or order for (1) relief in respect of the Bank or any of its Significant Subsidiaries in an involuntary case under the Bankruptcy Law, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (2) appointment of an administrator, receiver, trustee or intervenor for the Bank or any of its Significant Subsidiaries for all or substantially all of the property of the Bank or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the Central Bank (1) initiates a proceeding under Article 34, 35 or 35(bis) of the Financial Institutions Law, requesting the Bank or any of its Significant Subsidiaries to submit a plan under such Article or (2) orders a temporary, total or partial suspension of the activities of the Bank or any of its Significant Subsidiaries pursuant to Article 49 of the charter of the Central Bank; or

(f)                                   the Bank or any of its Significant Subsidiaries (a) commences a voluntary case under the Financial Institutions Law, the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Bank or any of its Significant Subsidiaries for all or substantially all of the property of the Bank or any of its Significant Subsidiaries or (c) effects any general assignment for the benefit of creditors; or

(g)                                  a resolution is passed or adopted by the Bank’s Board of Directors or shareholders, or an order is adopted by the Central Bank, or a ruling or judgment of a Government Agency or court of competent jurisdiction is made, that the Bank be wound up or dissolved (other than pursuant to merger, consolidation, amalgamation or other transaction otherwise not prohibited by Section 6.01); or

(h)                                 it becomes unlawful for the Bank to perform or comply with any of its payment obligations under the Securities of such Series;

then the Trustee shall, upon the request of the Holders of not less than 25% in aggregate principal amount of the Securities of such Series, by written notice to the Bank, declare all the Securities of such Series then Outstanding to be immediately due and payable; provided that in the case of any of the Events of Default described in paragraphs (e), (f) and (g) above with respect to the Bank, all Securities shall, without any notice to the Bank or any other act by the Trustee or any Holder of any Securities, become immediately due and payable.  Upon any such declaration of acceleration, the principal of the Securities so accelerated and the interest accrued thereon and all other amounts payable with respect to such Securities shall become and be immediately due and payable.  If an Event of Default set forth in paragraph (c) above has occurred and is continuing with respect to the Securities of any Series, such Event of Default shall be automatically rescinded and annulled once the event of default or payment default triggering such Event of Default pursuant to paragraph (c) shall be remedied or cured by the Bank and/or the relevant Subsidiary or waived by the holders of the relevant Indebtedness.  No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

At any time after a declaration of acceleration has been made with respect to the Securities of any Series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series, by written notice to the Bank and the Trustee, may rescind and annul such declaration and its consequences if (i) the Bank has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue installments of interest on the Securities of such Series, (B) the principal of (and premium, if any, on) any Securities of such Series which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Securities of such Series, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities of such Series, to the extent that payment of such interest is lawful and (D) all sums paid or advanced by the Trustee, the Representative of the Trustee in Argentina and the Agents hereunder and the compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel; and (ii) all Events of Default with respect to such Series of Securities, other than the nonpayment of the principal, premium or interest on the Securities of such Series that has become due solely because of such acceleration, have been cured or waived.  No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 7.02.                          Waiver of Past Defaults.

At a meeting duly convened at which a quorum is present as provided in Section 10.06, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series represented and voting at such meeting may, on behalf of the Holders of all the Securities of such Series, waive any past or present default or Event of Default with respect to such Series and its consequences, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of Securities of such Series affected as provided in Section 11.02.  In the case of any such waiver, the Bank, the Trustee and the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred with respect to such Series, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred with respect to such Series for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon or affect any other Series of Securities.

Section 7.03.                          Control by Majority.  The holders of a majority in aggregate principal amount of the Securities of any Series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of the Securities of such Series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the Securities of such Series.

Section 7.04.                          Limitation on Suits.  Except as described in Section 7.05, no holder of any Security of any Series will have any right by virtue of or by availing itself of any provision of this Indenture or of the Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Securities of such Series or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such holder previously has given to the Trustee written notice of a default with respect to the Securities of such Series;

(b)                                 holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee and have offered to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and

(c)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to this Indenture;

it being understood and intended that no one or more Holders of Securities of such Series shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities of such Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such Series.

Section 7.05.                          Rights of Holders to Receive Payment.  Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security (including Additional Amounts) on or after the respective due dates expressed in such Security, or to institute suit, including a summary judicial proceeding (acción ejecutiva individual) in Argentina pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

Any beneficial owner of Securities issued under this Indenture represented by a Global Security will be able to obtain from the relevant Depositary, upon request and subject to certain limitations set forth in this Indenture, a certificate representing its interest in the relevant Global Security in accordance with the Argentine Securities Law. This certificate will enable such beneficial owner to initiate legal action before any competent court in Argentina, including a summary proceeding, to obtain overdue amounts under such Securities.

Section 7.06.                          Prescription.  All claims against the Bank for the payment of principal of or interest or any other amounts payable on or in respect of any Security (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or a shorter period if provided by applicable law.

Section 7.07.                          Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid for the Securities of such Series (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.06.

Section 7.08.                          Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the holders allowed in any judicial proceedings relating to the Bank, its creditors or its property, and unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any custodian, receiver, assignee, Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and in the event that the Trustee consents to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 8.06.

Section 7.09.                          Priorities.  If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First:  to the Trustee and Agents for all amounts due hereunder;

Second:  in case the principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on such Securities in default in the order of the maturity of the installments of such interest (including Additional Amounts), with interest upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

Third:  in case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Securities for principal and interest (including Additional Amounts), with interest upon the overdue principal, and upon overdue installments of interest (including Additional Amounts), at the rate or rates of interest specified in such Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities of such Series, then to the payment of such principal and interest (including Additional

Amounts), without preference or priority of principal over interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of such Security over any other such Security, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and

Fourth: to the Bank or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Bank, may fix a record date and payment date for any payment to holders pursuant to this Section 7.09.

Section 7.10.                          Restoration of Rights and Remedies.  If the Trustee or any holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the holder, then, subject to any determination in the proceeding, the Bank, the Trustee and the holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Bank, the Trustee and the holders will continue as though no such proceeding had been instituted.

Section 7.11.                          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, suit by a holder to enforce payment of principal of or interest on any Security on the respective due dates, or a suit by holders of more than 10% in principal amount of the Outstanding Securities of any Series.

Section 7.12.                          Rights and Remedies Cumulative. Except as provided in Section 7.04, no right or remedy conferred or reserved to the Trustee or to the holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 7.13.                          Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 7.04, every right and remedy given by this Article or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

ARTICLE 8
THE TRUSTEE

Section 8.01.                          Duties of Trustee.

(a)                                 In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notification in accordance with the provisions of this Indenture, the Trustee will exercise such of the rights and powers vested in it under this Indenture and use the same degree of care that a prudent person would use in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and in the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)                                  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                                     this Section 8.01(c) does not limit the effect of Section 8.01(a);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Article 8;

(d)                                 The Trustee shall not be deemed to have notice or any actual knowledge of any matter (including, without limitation, Defaults or Events of Default) unless written notice thereof is received by a Responsible Officer of the Trustee in accordance with this Indenture and such notice clearly references the Securities, the Bank or this Indenture.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to Section 8.01(a), Section 8.01(b), Section 8.01(c) and Section 8.01(f).

(f)                                   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive an agreement in writing from such holders for full indemnity and/or security satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws or this Indenture. The Trustee will not be liable to the holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(g)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Bank.

(h)                                 Subject to the provisions of Section 9.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust as provided in the Trust Indenture Act for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  Neither the Trustee nor any agent of the Bank or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder.

(i)                                     The Trustee will (save as expressly otherwise provided herein) have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible (save as expressly provided herein) for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise but, whenever the Trustee is under the provisions of this Indenture or the Securities bound to act at the request or direction of the holders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

Section 8.02.              Certain Rights of the Trustee.

(a)                        The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if such action would otherwise render it liable to any person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power.

(b)                        The Trustee may conclusively rely and shall be fully protected in acting or refraining to act based upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(c)                         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d)                        The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)                         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f)                          The Trustee may retain professional advisers  to assist it in performing its duties under this Indenture. The Trustee may consult with counsel of its selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securites shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)                         The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Bank and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee indemnity and/or other security satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(i)                            In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of holders, each representing less than the requisite majority in aggregate principal amount of the Securities then Outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved, and absent willful misconduct or gross negligence, the Trustee shall not be liable for acting in good faith on instructions believed by them to be genuine and from the proper party.

(j)                           The Trustee shall have no duty to inquire as to the performance of the covenants of the Bank and/or its Significant Subsidiaries in this Indenture and shall be entitled to assume that the Bank and any Significant Subsidiaries are in compliance with the terms of this Indenture.

(k)                        The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities, but may at its sole discretion, choose to do so.

(l)                            The Trustee and each Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(m)                    The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(n)                        The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(o)                        Notwithstanding any provision herein to the contrary, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture or the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to loss of business, goodwill, opportunity or profits  of any kind, whether or not foreseeable, even if it has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(p)                        The Trustee shall have no duty to inquire as to the performance of the Bank with respect to the covenants contained herein. The Trustee may assume without inquiry in the absence of written notice to the contrary that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Securities has occurred.

(q)                        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(r)                           The Trustee may request that the Bank deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(s)                          The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think fit. The Trustee shall not be under any obligation to supervise the activities of such delegates and shall not be responsible for the misconduct or negligence of such delegates, or for any costs, expenses, losses or liabilities of, or caused by, such delegates, provided that such delegation has been made with reasonable care.

(t)                           No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(u)                        The Trustee and the Paying Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

(v)                        The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(w)                      Any request or direction of the Bank mentioned herein shall be sufficiently evidenced by a Bank Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(x)                        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder, as applicable.

Section 8.03.                          Individual Rights of Trustee.  The Trustee or any Agent thereof may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or any Agent of thereof and may otherwise deal with the Bank and receive, collect, hold and retain collections from the Bank with the same rights as it would have if it were not the Trustee or an Affiliate or Agent. The Trustee and its Affiliates and Agents are entitled to enter into business transactions with the Bank or any of its Affiliates without accounting for any profit resulting from such transactions. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after the date it has acquired such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series.

Section 8.04.                          Trustee’s Disclaimer.  The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Securities, except that the Trustee represents that it is duly authorized to execute this Indenture and authenticate the Securities, (b) is not accountable for the Bank’s use or application of the proceeds from the Securities and (c) is not responsible for any statement in the Securities other than its certificate of authentication.

Section 8.05.                          Notice of Default.  If any Default occurs with respect to any Series of Securities and is continuing and a Responsible Officer of the Trustee has received written notice of such Default, the Trustee will send notice of the Default to each holder of such Series of Securities within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Series of

Securities, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interest of the holders.

Section 8.06.                          Compensation And Indemnity.  (a) The Bank will pay the Trustee compensation for its services as agreed upon in writing. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Bank will reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Bank will indemnify the Trustee and Agents or their respective officers, directors, employees, representatives and agents for, and hold them harmless against, any loss, liability or documented expense (including the compensation and reasonable costs and documented expenses of its agents and counsel) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder, including in each of its capacities hereunder, except to the extent such loss, liability or expense is due to its own gross negligence or willful misconduct.

(c)                                  The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

(d)                                 To secure the Bank’s payment obligations in this Section 8.06, the Trustee and the Agents have a lien senior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

(e)                                  Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and the Agents incur expenses (including the fees and expenses of counsel) after the occurrence of a Default with respect to the Bank, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 8.06, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each agent (including the Agents), any custodian and any other Person employed with due care to act as agent hereunder.

Section 8.07.                          Replacement of Trustee.  (a) (i) The Trustee may resign at any time by giving 30 days written notice to the Bank.

(ii)                                  The holders of a majority in principal amount of the Outstanding Securities may remove the Trustee by 30 days’ written notice to the Trustee.

(iii)                               If the Trustee is no longer eligible under Section 8.09, the Holders of at least 10% in aggregate principal amount of the Securities of such Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Securities.

(iv)                              The Bank may remove the Trustee by Bank Order if: (A) the Trustee is no longer eligible under Section 8.09; (B) the Trustee is adjudged bankrupt or insolvent or an order or relief is entered with respect to the Trustee; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

Furthermore, so long as no Event of Default has occurred and is continuing, the Bank may, in its discretion, remove the Trustee at any time by giving 30 days’ written notice. A resignation or removal of the Trustee and appointment of a successor Trustee, will become effective only upon (i) notice to the CNV of such appointment and (ii) such successor Trustee’s acceptance of appointment as provided in this Section.

(b)                                 If the Trustee has been removed by the holders, holders of a majority in principal amount of the Securities of any Series at the time Outstanding may appoint a successor Trustee with respect to such Securities with the consent of the Bank. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Bank will promptly appoint a successor Trustee with respect to the Securities of such Series. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Bank), the Bank or the holders of at least 10% in aggregate principal amount of the Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Bank, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Bank will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Bank will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all holders and to the CNV, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

Section 8.08.                          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 8.09.                          Eligibility.  This Indenture must always have a Trustee that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

Section 8.10.                          Representative of the Trustee in Argentina.  (a) As long as it is required by Argentine law or by the CNV Rules, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or the holders. Banco Santander Rio S.A. will initially act as the Representative of the Trustee in Argentina for such purposes. Banco Santander Rio S.A. hereby accepts such appointment in relation to the Securities and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of Section 8.10(b).

(b)                                 The Representative of the Trustee in Argentina will perform only those duties that are specifically set forth in this Section 8.10(b), and such duties shall be determined solely by the express provisions of this Section 8.10(b), or as the Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee. No implied covenants or obligations shall be read into this Section 8.10(b), against the Representative of the Trustee in Argentina. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s attorney-in-fact. The duties of the Representative of the Trustee in Argentina as of the date hereof are solely to: (i) receive from the holders, the Bank, and any governmental or regulatory authority or entity in Argentina, all letters, claims, requests, notice or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) deliver to the Trustee, within three Business Days after its receipt, all such letters, claims, requests, notices or documents, (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, notices or documents, (iv) call a meeting of the holders pursuant to Section 10.06, and (v) take any other action as instructed by the Trustee.

(c)                                  The Trustee shall have no duty to supervise or monitor the Representative of the Trustee in Argentina or the Representative of the Trustee in Argentina’s performance of its duties hereunder, and shall have no liability for any acts or omissions of the Representative of the Trustee in Argentina.

Section 8.11.                          Appointment of Co-Trustee.

(a)                                 Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of  any jurisdiction in which any part of the trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the trust, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)                               the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 8.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 9
DEFEASANCE AND DISCHARGE

Section 9.01.                          Discharge of Bank’s Obligations. The Bank may, at its option, at any time elect to have either Section 9.02 or Section 9.03 applied to any Series of Securities, unless otherwise designated pursuant to the terms of such Securities established as set forth in Section 3.01, in each case upon compliance with the conditions set forth in this Article 9.

Section 9.02.                          Total Defeasance.  If the Bank shall exercise the option provided in Section 9.01 to have this Section 9.02 apply with respect to all Outstanding Securities of any Series of Securities, subject to the satisfaction of the conditions set forth in Section 9.04, the Bank will be discharged from any and all obligations in respect of such

Securities (except for the obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) (hereinafter “total defeasance”). Subject to compliance with this Section, the Bank may exercise its option under this Section notwithstanding the prior exercise of its option under Section 9.03 for such Securities. If the Bank exercises the “legal defeasance” option, any payment on such Securities may not be accelerated due to an Event of Default with respect thereto.

Section 9.03.                          Covenant Defeasance.  Upon the Bank’s exercise of the option provided in Section 9.01 to have this Section 9.03 applied to all the Outstanding Securities of any Series, subject to the satisfaction of the conditions set forth in Section 9.04, except as otherwise may be provided pursuant to the terms of the Securities established pursuant to Section 3.01, the Bank, as applicable, need not comply with the covenants set forth in Sections 5.02, 5.09, 5.10, 5.12 and 5.13, and clauses (b), (d), (e) and (f) of Section 7.01 will no longer constitute Events of Default.

Section 9.04.                          Application of Trust Money.  In order to exercise the options set forth in Section 9.02 or Section 9.03 above the Bank must irrevocably deposit with the Trustee, (1) money, or (2) U.S. Government Obligations, or (3) a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest (and Additional Amounts, if any) in respect of the Securities then Outstanding on the Stated Maturity of such Securities. The defeasance options set forth in Section 9.02 or Section 9.03 above will become effective 91 days after such deposit if and only if the Bank delivers to the Trustee:  (i) an Opinion of Counsel in the United States experienced in such matters to the effect (x) that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations, which in the case of Section 9.02 must be based on a change in law or a ruling by the U.S. Internal Revenue Service, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (x) that the defeasance trust is not, or is not required to be registered as, an investment company under the Investment Company Act of 1940, as amended and (ii) an Opinion of Counsel and an Officer’s Certificate as to compliance with all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of such Securities. If the Bank has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities to and including a Redemption Date on which all of the Outstanding Securities are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution of the Bank delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations and such resolutions shall be accompanied by an irrevocable request from the Bank that the Trustee give notice of such redemption in the name of and at expense of the Bank not less than 30 nor more than 60 days prior to such Redemption Date in accordance with this Indenture.

The Bank shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 9 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of Outstanding Securities.

Section 9.05.                          Repayment to Bank; Prescription.  Subject to Section 8.06, Section 9.01, Section 9.02 or Section 9.03, any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest or any other amounts payable on or in respect of the Securities (and Additional Amounts, if any) and not applied but remaining unclaimed for five years for principal or any other amount and two years for interest after the date upon which such principal or interest or other amounts have become due and payable will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Bank by the Trustee or such Paying Agent, and the holder of the Securities will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Bank for any payment that such holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies will thereupon cease.

All claims against the Bank for the payment of principal of or interest or any other amounts payable on or in respect of the Securities (and Additional Amounts, if any) will prescribe unless made within five years for principal and two years for interest from the date on which such payment first became due, or a shorter period if provided by applicable law.

Section 9.06.                          Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 9.01, Section 9.02 or Section 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Government Agency enjoining, restraining or otherwise prohibiting such application, the Bank’s obligations under this Indenture and the Securities will be reinstated as though no such deposit in trust had been made. If the Bank makes any payment of principal of or interest on any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust.

Section 9.07.                          Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities therein expressly provided for) as to all Securities issued hereunder, when:

(a)                                 either:

(i)                                     all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Bank or discharged from such trust, have been delivered to the Trustee for cancellation; or

(ii)                                  all Securities that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year, either at their Stated Maturity or upon being called for redemption, and the Bank or any Subsidiary has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. Dollars, in amounts sufficient to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(b)                                 the Bank has paid or caused to be paid all sums payable by it under this Indenture;

(c)                                  the Bank has delivered an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; and

(d)                                 the Bank has delivered irrevocable instructions to the Trustee under this Indenture to apply any deposited money toward the payment of the Securities at maturity or the Redemption Date, as the case may be.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Bank to the Trustee, including the payment and indemnity obligations, any registrar, or paying agent under this Indenture shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) above, the obligations of the Trustee with respect to the application of trust money under this Indenture will survive.

ARTICLE 10
CONCERNING THE HOLDERS

Section 10.01.                   Evidence of Action Taken by the Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee.  Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Bank, if made in the manner provided in this Article.

Section 10.02.                   Proof of Execution of Instruments and of Holding of Securities; Record Date.

The execution of any instrument by a Holder or his agent or proxy may be proved in accordance with Section 10.06 and such reasonable applicable rules and regulations or in such manner as shall be satisfactory to the Trustee.  The holding of Securities shall be proved by the Register maintained pursuant to Section 3.05.  The Bank, by or pursuant to a resolution of its Board of Directors, may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 10.01, which record date may be set at any time or from time to time by notice in writing to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 10.03.                   Holders to be Treated as Owners.

The Bank, the Trustee, the Agents and any agent of the Bank, the Trustee or the Agents may deem and treat any Person in whose name any Security shall be registered upon the Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security (including Additional Amounts) and for all other purposes; and none of the Bank, the Trustee, any Agent and any agent of the Bank, the Trustee or any Agent shall be affected by any notice to the contrary.  All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.  Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Bank, the Trustee, the Agents or any agent of the Bank, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as Holder of such Global Security, or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee), as Holder of such Global Security.

Section 10.04.                   Securities Owned by the Bank Deemed Not Outstanding.

In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any request, consent or waiver under this Indenture, Securities that are owned by the Bank or any of its Subsidiaries or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Securities that a Responsible Officer has been informed in writing in an Officers’ Certificate to be so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Bank or any of its Subsidiaries or any other obligor upon such Securities.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.  Upon request of the Trustee, the Bank shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Bank to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 10.05.                   Right of Revocation of Action Taken.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security.  Any action taken by the Holders of the percentage in aggregate principal amount of the Securities or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Bank, the Trustee and the Holders of all the Securities affected by such action.

Section 10.06.                   Holders’ Meetings.

(a)                                 Each of the Bank (through the Board of Directors or the Supervisory Committee of the Bank) and the Trustee may (but shall not be required) at any time call a meeting of the Holders of the Securities of any Series for the purpose of entering into a supplemental indenture as provided in Section 11.02 or waiving a past default as provided in Section 7.02.  In addition, a meeting of the Holders of Securities of a Series may be called by the Trustee or the Bank (through the Board of Directors or the Supervisory Committee of the Bank) at its discretion or upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Securities of a Series, pursuant to the Negotiable Obligations Law.  In the case of a request to call a meeting by Holders, the Bank shall notify the Trustee in writing of such request.  In the event the Board of Directors or the Supervisory Committee of the Bank shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court. Meetings will be held simultaneously in the City of Buenos Aires and in New York City by any means of telecommunications which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting.  If a meeting is being held pursuant to a request of Securityholders, the agenda for such meeting shall be that set forth in the request made by such Securityholders and such meeting shall be convened to be held within 40 days from the date such request is received by the Bank and the Trustee.  Notice of any meeting of Securityholders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting and the requirement for attendance) shall be given as specified in Section 12.01 not less than 10 nor more than 30 days prior to the date fixed for the meeting and shall be published at the expense of the Bank for five business days in Argentina in the Boletín Oficial de la República Argentina (Official Gazette of Argentina), in a newspaper of general circulation in Argentina and in the Bulletin of the BASE (as long as the Securities are listed on the BASE). Meetings of Holders may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum.  However, for meetings that include in the agenda items requiring consent of each Holder of a Security, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than 8 days prior to the date fixed for such new meeting and will be published for three business days in the Boletín Oficial de la República Argentina (Official Gazette of Argentina), a newspaper of general circulation in Argentina and in the Bulletin of the BASE (as long as the Securities are listed on the BASE).  To be entitled to vote at any meeting of Securityholders a Person shall be (i) a Holder of one or more Securities as of the relevant record date determined pursuant to Section 10.02 or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Securities.  The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Bank and its counsel and the Trustee and its counsel.  With respect to all matters not contemplated in this Indenture, meetings of Securityholders will be held in accordance with Argentine Business Companies Law.

(b)                                 The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a Series and at any reconvened adjourned meetings will be the persons present at such reconvened adjourned meeting.  At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Securities of any Series (other than items requiring consent of each Holder of a Security) will be validly passed and decided if approved by the persons entitled to vote a majority in aggregate principal amount of the Securities of such Series then Outstanding represented and voting at the meeting.  Any instrument given by or on behalf of any Holder of a Security in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Security.  Any modifications, amendments or waivers to the Indenture or to the Securities of a Series will be conclusive and binding upon all Holders of Securities of such Series whether or not they have given such consent or were present at any meeting, and on all Securities of such Series, provided that no such modifications, amendments or waivers, without consent of each Holder of a Security of such Series at the time Outstanding, shall affect any of the items included in Section 11.02.

(c)                                  Any Securityholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Securityholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing.  Any resolution passed or decision taken at any meeting of Securityholders of a Series duly held in accordance with this Section shall be binding on all the Securityholders of such Series whether or not present or represented at the meeting.

(d)                                 The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank or trust company or judicially certified in the manner provided under Argentine law.  The following persons may not act as proxies:  members of the Board of Directors or of the Supervisory Committee of the Bank and managers and other employees of the Bank.  The holding of Securities shall be proved by the Register maintained in accordance with Section 3.05; provided that the holding of a beneficial interest in a DTC Global Security shall be proved by a certificate or certificates of DTC and the holding of a beneficial interest in an Euroclear/Clearstream Global Security shall be proved by a certificate or certificates of Euroclear or Clearstream, as the case may be, or the Common Depositary therefor.

(e)                                  A representative of the Trustee shall act as the chairman of the meeting.  If the Trustee fails to designate a representative to act as chairman of the meeting, the Bank shall designate a member of the Supervisory Committee to act as chairman of the meeting.  If the Bank fails to designate such a person, the chairman of the meeting shall be (i) a person elected by vote of the Holders of a majority in aggregate principal amount of the Securities of the relevant Series represented at the meeting, (ii) a representative of the CNV or (iii) a person appointed by a competent court.  If the meeting is called by the CNV or by a competent court, the CNV or the competent court shall designate a person to act as chairman, in accordance with applicable CNV regulations.  The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities of the relevant Series represented at the meeting.  At any meeting of Securityholders of any Series, each Securityholder of such Series or proxy shall be entitled to cast one vote for each U.S. dollar or Dollar Equivalent in principal amount of the Securities held by such Holder or represented by such proxy.  Notwithstanding the foregoing, at any meeting of Holders of more than one Series of Securities, a Holder of a Security which does not specify regular payments of interest, including without limitation, original issue discount Securities, shall be entitled to one vote at any such meeting for each U.S. dollar or Dollar Equivalent of the redemption value of such Security calculated as of the date of such meeting.  Where Securities are denominated in one or more currencies other than U.S. dollars, the Dollar Equivalent of such Securities shall be calculated at the Exchange Rates on the date of such meeting or, in the case of written consents or notices, on such dates as the Bank shall designate for such purpose.  No vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote except as a Holder or proxy.  Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f)                                   The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the serial number or numbers of the Securities held or represented by them.  The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above.  The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Bank and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g)                                  If and for so long as the Securities of any Series are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the BASE or any other securities exchange, meetings of Holders of such Securities and notices thereof shall comply with the applicable rules of the Luxembourg Stock Exchange, the BASE or such securities exchange, as applicable.

Section 10.07.                                           The Bank to Furnish the Trustee Names and Addresses of Holders.

To the extent Certificated Securities are issued and the Bank is acting as Registrar, the Bank shall furnish or cause to be furnished to the Trustee

(a)                                 semi-annually, not more than 15 days after each Regular Record Date with respect to each such Series of Certificated Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such Series as of such Regular Record Date; and

(b)                                 at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Bank of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Registrar.

Section 10.08.                                           Preservation of Information; Communications to Holders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 10.07 and the names and addresses of Holders received by the Registrar.  The Trustee may destroy any list furnished to it as provided in Section 10.07 upon receipt of a new list so furnished.

(b)                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Bank and the Trustee that neither the Bank nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 10.09.                                           Reports by the Trustee.

Subsequent to any qualification of this Indenture under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  Subsequent to any qualification of this Indenture under the Trust Indenture Act, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the SEC and with the Bank.  The Bank shall promptly notify the Trustee when any Securities are listed or delisted on any securities exchange.

Section 10.10.                                             Reports by the Bank.

Subsequent to any qualification of this Indenture under the Trust Indenture Act, the Bank shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of their respective covenants hereunder.

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.                                             Supplemental Indentures Without Consent of Holders.  (a) The Bank when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for one or more of the following purposes:

(i)                                     adding to the Bank’s covenants such further covenants, restrictions, conditions or provisions as are for the benefit of the holders of the Securities of any Series;

(ii)                                  surrendering any right or power conferred upon the Bank hereunder;

(iii)                               securing the Securities of any Series pursuant to the requirements thereof or otherwise;

(iv)                              evidencing the succession of another person to the Bank and the assumption by any such successor of the Bank’s covenants and obligations in the Securities and in this Indenture pursuant to any merger, consolidation or sale of assets;

(v)                                 establishing the form or terms of Securities of any new Series as permitted by Section 3.03;

(vi)                              complying with any requirement of the CNV in order to effect and maintain the qualification of this Indenture;

(vii)                           complying with the requirements of the SEC in order to qualify this Indenture under the Trust Indenture Act;

(viii)                        making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in the Securities of any Series; or

(ix)                              making any other modification, or granting any waiver or authorization of any breach or proposed breach, of any of the terms and conditions of the Securities of any

Series or any other provisions of this Indenture applicable to such Series in any manner which does not adversely affect the interest of the holders of Securities of such Series in any material respect, as evidenced by an Officer’s Certificate.

(b)                                 The Trustee is hereby authorized to join with the Bank in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own or any Agent’s rights, duties or immunities under this Indenture or otherwise.

(c)                                  Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02.                                             Supplemental Indentures With Consent of Holders.

(a)                                 Without limiting the provisions of Section 11.01, the Bank, when authorized by a resolution of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities of any Series or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of any Series, with the affirmative vote, at a meeting of Holders of such Series or an adjourned meeting duly convened at which a quorum is present as provided in Section 10.06, of a majority in aggregate principal amount of the Securities of such Series then Outstanding represented and voting at such meeting; provided that no such supplemental indenture shall, without the consent of each Holder of a Security of a Series affected thereby:

(i)                                     extend the due date for the payment of principal of, premium, if any, or any installment of interest on any such Security;

(ii)                                  reduce the principal amount of, the portion of such principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption or repurchase of any such Security;

(iii)                               reduce the Bank’s obligation to pay Additional Amounts on any such Security;

(iv)                              shorten the period during which the Bank is not permitted to redeem any such Security, or permit the Bank to redeem any such Security if, prior to such action, the Bank is not permitted to do so;

(v)                                 amend the circumstances under which the Securities of such Series may be redeemed;

(vi)                              change the Specified Currency in which, or the required places at which, any such Security or the premium or interest thereon is payable;

(vii)                           reduce the percentage of the aggregate principal amount of such Securities necessary to modify, amend or supplement this Indenture or such Securities, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults;

(viii)                        reduce the percentage of the aggregate principal amount of Outstanding Securities required for the adoption of a resolution or the quorum required at any meeting of holders of such Securities at which a resolution is adopted;

(ix)                              modify any of the provisions of this Section or Sections 7.02 or 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security adversely affected thereby;

(x)                                 modify the subordination provision relating to any Security in any manner adverse to the holders of such Security; or

(xi)                              impair the right to sue for enforcement of any payment in respect of any Security.

(b)                                 Upon the request of the Bank and upon the filing with the Trustee of evidence of the consent of holders as aforesaid, the Trustee shall join with the Bank in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c)                                  It shall not be necessary for the consent of the holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03.                                             Effect of Supplemental Indenture.  (a) Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the Securities of the applicable Series shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture with respect to the applicable Series of Securities of the Trustee, the Bank and the Holders of Securities of such Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

(b)                                 Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may and shall if required by the Trustee, bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting.  If the Bank or the Trustee shall so determine, new Securities modified so as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Bank at its expense, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

Section 11.04.                                             Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 12.02, an Officer’s Certificate and an Opinion of Counsel and copies of resolutions of the Board of Directors as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such Officer’s Certificate and such Opinion of Counsel, it shall sign the supplemental indenture so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 11.05.                                             Conformity with Trust Indenture Act.  Subsequent to any qualification of this Indenture under the Trust Indenture Act, every supplemental indenture in respect of a Series registered or to be registered under the Securities Act executed pursuant to this Article 10 shall conform to the requirements of the Trust Indenture Act.

Section 11.06.                                             Conformity with Negotiable Obligations Law.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Negotiable Obligations Law and the CNV Rules, as then in effect.

Section 11.07.                                             Amendments.  Promptly after the execution by the Bank and the Trustee of any supplement, amendment or waiver to this Indenture, the Bank will give notice thereof to the holders of the Securities of such Series, and, if applicable, to the CNV, setting forth in general terms the substance of such supplement, or amendment. Any failure by the Bank to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplement or amendment. In the event that such Securities are listed on the Euro MTF Market, the MERVAL and the MAE or listed on any other securities exchange, such meetings of holders and notices thereof will also comply with the applicable rules of the MTF Market, the MERVAL and the MAE, or such other securities exchange, as applicable.

ARTICLE 12
MISCELLANEOUS

Section 12.01.                                             Notices.

(a)                                 All notices to holders of Securities will be deemed to be validly given (i) if sent by first class mail to them (or, in the case of joint holders, to the first-named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth Business Day after the date of such mailing, and for notices mailed to holders of Securities located in Argentina, upon receipt, and (ii) for as long as Securities of such Series are listed on the MERVAL and MAE, upon publication in the City of Buenos Aires as indicated by the MERVAL in the Bulletin of the BCBA, the bulletin of the MAE and in a widely circulated newspaper in Argentina and, to the extent required by applicable law, in the Official Gazette of Argentina, (iii) for as long as Securities of such Series are listed on the Euro MTF Market, upon publication in a leading daily newspaper of general circulation in Luxembourg (however, if such publication is not practicable, notice will be considered to be validly given if otherwise made in accordance with the rules of the Luxembourg Stock Exchange); and (iv) in any other manner required by the provisions of the Negotiable Obligations Law. Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. Any notice or communication to the Bank will be deemed given if in writing (x) when delivered in person, or (y) when mailed by first class mail, or (z) when sent by facsimile transmission, with transmission confirmed. In the case of the Global Securities, notices will be sent to DTC, Euroclear or Clearstream, as the case may be, or their nominees (or any successors), as the holder thereof, and such clearing agency or agencies will communicate such notices to their Agent Members in accordance with their standard procedures.

In addition, the Bank will be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security will affect the sufficiency of any notice with respect to any other Securities.

If to the Bank:

Banco Supervielle S.A.
Bartolomé Mitre 434, C1036AAH

City of Buenos Aires, Argentina
Attention: Rosario Jonas Mackinlay/Leandro Carletti
Fax: +54 11 4324-8000

If to the Trustee, Registrar and Transfer Agent, and Paying Agent:

The Bank of New York Mellon
101 Barclay Street, Floor 7E
New York, New York 10286
Attention: International Corporate Trust
Fax: (212) 815-5633

If to the Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina:

Banco Santander Rio S.A.
Bartolomé Mitre 480, 8th Floor, C1036AAH
City of Buenos Aires, Argentina
Attention: Sebastian Martin / Martiniano Acuñas

The Bank or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                                 The Bank shall also cause all such other publications of such notices as may be required from time to time in any manner by the provisions of the Negotiable Obligations Law, the Argentine Capital Markets Law, the CNV Rules and by any applicable Argentine law (including without limitation publishing notices at the official site of the CNV (www.cnv.gov.ar)).

(c)                                  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)                                 The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Bank shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Bank whenever a person is to be added or deleted from the listing. If the Bank elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Bank understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Bank shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Bank and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Bank. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Bank agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Bank; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 12.02.                                             Certificate and Opinion as to Conditions Precedent.  (a) Upon any request or application by the Bank to the Trustee to take any action under this Indenture, the Bank will furnish to the Trustee:

(i)                                     an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)                                 In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c)                                  Any Officer’s Certificate of the Bank may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or representation of counsel, unless such Authorized Person knows that such Opinion of Counsel or representation with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Bank stating that the information with respect to such factual matters is in the possession of the Bank unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous. Any Officer’s Certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to accounting matters, upon a certificate, opinion of or representations by an accountant or firm of accountants in the employ of the Bank, unless the Authorized Person or such counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the accounting matters upon which such Officer’s Certificate or Opinion of Counsel is based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d)                                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.03.                                             Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)                                 a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)                                  a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 12.04.                                             Governing Law, Etc.  The Securities and this Indenture shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to choice of law rules; provided that all matters relating to the due corporate authorization, execution, issuance and delivery of the Securities by the Bank, and matters relating to the legal requirements necessary in order for the Securities to qualify as “obligaciones negociables” under Argentine law, any public offering in Argentina and certain matters related to meetings of holders of the Securities, including quorums, majorities, and requirements for calling, shall be governed by the Negotiable Obligations Law, the Argentine Corporations Law No. 19,550, as amended, the Argentine Securities Law and/or other applicable Argentine laws and regulations. The Bank irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City of New York, State of New York, United States of America, any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange (Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires) under the provisions of Article 46 of the Argentine Securities Law, and any competent court in the place of the Bank’s corporate domicile for purposes of any action or proceeding arising out of or related to this Indenture or the Securities. The Bank designates, appoints and empowers CT Corporation System with offices at 111 Eighth Avenue, New York, NY 10011, as the Bank’s authorized agent to receive for and on the Bank’s behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Final judgment against the Bank in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction including the country in which the Bank is domiciled by suit on the judgment.

Nothing shall affect the right of the holders of the Securities or the Trustee to commence legal proceedings or otherwise sue the Bank in the country in which it is domiciled or in any other court having jurisdiction or to serve process upon the Bank in any manner authorized by the laws of any such jurisdiction.

The Bank hereby further covenants and agrees that, for so long as any Security is Outstanding under this Indenture, the Bank will maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding brought by any holder of the Securities or the Trustee in respect of the Securities or this Indenture and shall keep the holders of the Securities and the Trustee advised of the identity and location of such agent. The Bank hereby further irrevocably consents, if for any reason there is no authorized agent for service of process in New York, to the service of process out of the said courts by mailing copies thereof by registered United States airmail postage prepaid to the Bank at the Bank’s address specified herein; and in such a case the Bank shall also receive by telex or confirmed facsimile, a copy of such process.

The serving of process in the manner provided in the paragraph above in any such action, suit or proceeding shall be deemed personal service and accepted by the Bank as such and shall be valid and binding upon the Bank for all the purposes of any such action, suit or proceeding.

In addition, the Bank hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to the Securities and this Indenture, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Further, the Bank hereby irrevocably waives, to the fullest extent permitted by applicable law, any right the Bank may now or hereafter have to the removal to a United States Federal Court of any action brought in a state court of the State of New York.

To the extent that the Bank may, in any suit, action or proceeding brought in a court of the country in which the Bank is domiciled or elsewhere arising out of or in connection with the Securities or this Indenture, be entitled to the benefit of any provision of law requiring the Trustee or the holders of the Securities in such suit, action or proceeding to post security for the costs of the Bank, as the case may be, or to post a bond or guarantee (excepción de arraigo) or to take similar action, the Bank hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of the country in which the Bank is domiciled or, as the case may be, such other jurisdiction.

To the extent that the Bank may be entitled in any jurisdiction to claim for itself or the Bank’s assets immunity, on the grounds of sovereignty or otherwise, in respect of the Bank’s obligations under the Securities or this Indenture from any suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to the Bank or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, the Bank will irrevocably waive and agree not to, as the case may be, claim or exercise such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

Section 12.05.                                             Currency Indemnity.  If a judgment or order given or made by any court for the payment of any amount in respect of any Security is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Securities are denominated or in which such amount is payable, the Bank will indemnify the relevant holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Securities, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security or under any such judgment or order.

Section 12.06.                                             No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Bank or any Subsidiary of the Bank, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 12.07.                                             Successors.  All agreements of the Bank in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 12.08.                                             Counterparts.  The parties may sign this Indenture in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Section 12.09.                                             Separability.  In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.10.                                             Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 12.11.                                             No Personal Liability of Directors, Officers, Employees, Incorporators, Members or Stockholders.  Except as specifically provided under Argentine law, no director, officer, employee, incorporator, member or stockholder of the Bank, as such, will have any liability for any obligations of the Bank under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of Securities by accepting a Security waives and releases all such liability. This waiver may not be effective to waive liabilities under the Article 34 of the Negotiable Obligations Law, Article 54 of the General Corporations Law, Sections 119 and 120 of the Argentine Capital Markets Law and other applicable Argentine regulations, or under federal securities laws and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

Section 12.12.                                             Force Majeure.  Notwithstanding any provision herein to the contrary, in no event shall the Trustee, in any of its capacities under this Indenture, or any Agent be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the performance of such party’s obligations under this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 12.13.                                             WAIVER OF TRIAL BY JURY.  EACH OF THE BANK, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Section 12.14.                                             Paying Agents, Transfer Agents, Registrars(a)    . (a) The Bank may at any time appoint additional or alternative Registrars, Paying Agents, Transfer Agents and Calculation Agents and terminate the appointment thereof; provided, however, that (i) while any Securities are Outstanding, the Bank will maintain a Registrar, a Paying Agent and a Transfer Agent in New York City; (ii) as long as any Securities are listed on the official list of the

Luxembourg Stock Exchange for trading on the Luxembourg Stock Exchange and the rules of the Euro MTF Market so require, at least one Paying Agent and Transfer Agent will be located in Luxembourg; and (iii) as long as it is required by Argentine law or by the CNV, the Bank will maintain a Registrar, a Paying Agent and a Transfer Agent in the City of Buenos Aires. In the event required by this Indenture, notice of any resignation, termination or appointment of any Registrar, Paying Agent or Transfer Agent, and of any change in the office through which any Registrar, Paying Agent or Transfer Agent will act, will be promptly given to the holders of the Securities in the manner described in Section 12.01 above and to the CNV.

(b)                                 Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Indenture acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(i)                                     The effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)                               The reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)                               The conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(C)                               The cancellation of the BRRD Liability;

(D)                               The amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)                                  the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority

Section 12.15.                                             Conflict with Trust Indenture Act(a)         .  Subsequent to any qualification of this Indenture under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  Subsequent to any qualification of this Indenture under the Trust Indenture Act, if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.16.                                             Foreign Account Tax Compliance Act.  In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Indenture and Notes in effect from time to time (the “Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Bank agrees (i) to the extent permitted under applicable law, to use commercially reasonable efforts to provide to the Trustee information requested by the Trustee that is in possession of the Bank and that is reasonably required about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law.  Nothing in the immediately preceding sentence shall be construed as obligating the Bank to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 12.17.                                           Concerning the Trustee as Calculation Agent.

The appointment of the Trustee as Calculation Agent hereunder shall apply only to those series or tranches of Floating Rate Notes for which no other Calculation Agent is designated in the applicable Pricing Supplement relating to the Floating Rate Notes and shall not apply to those series or tranches of Floating Rate Notes with respect to which The Bank of New York Mellon shall have advised the Bank that it is unwilling or unable to act hereunder as Calculation Agent.  Subject to the foregoing, the Trustee shall act as Calculation Agent as an agent of the Bank for the purpose of determining the interest rate or rates of  Floating Rate Notes settling in the form of Global Securities through DTC, Euroclear and/or Clearstream.

The Bank agrees to deliver to the Calculation Agent, prior to the issuance of any Floating Rate Notes, copies of the proposed forms of such Floating Rate Notes, including copies of the terms and conditions relating to the determination of the interest rate thereunder. The Bank shall not issue any Floating Rate Note prior to the receipt of confirmation from the Calculation Agent of its acceptance of the proposed form of such Note. No amendment to the provisions of the Floating Rate Notes relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld.

The Bank shall notify the Calculation Agent of the issuance of any Floating Rate Notes prior to the issuance thereof and at the time of such issuance shall deliver to the Calculation Agent the information required to be provided by the Bank for the calculation of the applicable interest rates thereunder. The Calculation Agent shall calculate the applicable interest rates for Floating Rate Notes in accordance with the terms of such Floating Rate Notes, this Indenture and the provisions of the applicable supplemental indenture.

Upon the determination of an interest rate applicable to a Floating Rate Note, the Calculation Agent shall promptly notify the Bank, the Trustee and any Paying Agent (in each case, if not The Bank of New York Mellon) of such interest rate. Upon the request of the holder of a Floating Rate Note, the Calculation Agent shall advise such holder of the interest rate then in effect and, if different, the interest rate which will become effective as a result of a determination already made with respect to such Floating Rate Note.

In acting under this Indenture and any Supplemental Indenture and in connection with the Floating Rate Notes, the Calculation Agent is acting solely as agent for the Bank and does not assume any obligation toward, or any relationship of agency or trust for or with, any of the holders of the Floating Rate Notes.

Nothing in this Section 12.17 shall be construed as limiting any other rights, privileges, protections, indemnities, immunities or benefits afforded the Trustee or the Calculation Agent hereunder.

Banco Supervielle S.A., as Issuer

By:	/s/ E. Alejandro Stengel
	Name:	E. Alejandro Stengel
	Title:	Director

By:	/s/ Atilio Dell’Oro Maini
	Name:	Atilio Dell’Oro Maini
	Title:	Apoderado

[Signature Page — Banco Supervielle Base Indenture]

The Bank of New York Mellon, as Trustee, Paying Agent, Calculation Agent, Registrar and Transfer Agent

By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Banco Santander Rio S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Banco Supervielle Base Indenture]

The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent

By:
Name:
Title:

Banco Santander Rio S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina

By:	/s/ Marcos Gabriel Devoto
	Name:	Marcos Gabriel Devoto
	Title:	Gerente Departamental

By:	/s/ Alejandro Butti
	Name:	Alejandro Butti
	Title:	Gerente Principal

[Signature Page — Banco Supervielle Base Indenture]

EXHIBIT A

FORM OF GLOBAL SECURITY

Registered No.:

CUSIP No.:

ISIN No.:

Common Code:
Registered Holder:

BANCO SUPERVIELLE S.A.

BANCO SUPERVIELLE S.A. was organized in the City of Buenos Aires, on December 30, 1940 as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on January 14, 2041, duly authorized as a limited liability corporation (sociedad anónima) by means of Executive Power Decree No. 82,191 dated January 14, 1941 and was registered under No. 23, Page 502, Book No. 45, Volume A of Estatutos Nacionales of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Reconquista 330, City of Buenos Aires, Argentina.

GLOBAL NOTE

representing
[Currency] [Aggregate principal amount]
NOTES DUE [Stated Maturity Date]

[INCLUDE FOR A RULE 144A GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE):  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS GLOBAL NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS GLOBAL NOTE IN AN ‘‘OFFSHORE TRANSACTION’’ PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS GLOBAL NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT (A) (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS

OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS GLOBAL NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE:

(1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF; AND (2) ON WHICH THE BANK INSTRUCTS THE TRUSTEE THAT THIS LEGEND (OTHER THAN THE FIRST PARAGRAPH HEREOF) SHALL BE DEEMED REMOVED FROM THIS NOTE, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS NOTE.

[INCLUDE FOR A REGULATION S GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE):  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF BANCO SUPERVIELLE S.A. THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

[INCLUDE FOR A DTC GLOBAL NOTE:  UNLESS (1) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO BANCO SUPERVIELLE S.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR

OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

[INCLUDE FOR A EUROCLEAR/CLEARSTREAM GLOBAL NOTE:  TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR, CLEARSTEAM, NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR TO EUROCLEAR OR CLEARSTREAM OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

[IF APPLICABLE: THE “TOTAL AMOUNT OF OID” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD” SET FORTH IN THE PRICING SUPPLEMENT REFERRED TO HEREIN HAVE BEEN COMPLETED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

THIS NOTE HAS BEEN ISSUED WITH OID FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

ISSUE PRICE: $        PER $1000 OF PRINCIPAL AMOUNT
ORIGINAL ISSUE DISCOUNT: $        PER $1000 OF PRINCIPAL AMOUNT
YIELD TO MATURITY:     .   %
ORIGINAL ISSUE DATE:               ,      ]

SERIES:
SPECIFIED CURRENCY:
PRINCIPAL AMOUNT:
ISSUE DATE:
STATED MATURITY:
ORIGINAL ISSUE DISCOUNT NOTE: YES [   ] NO [   ]
INTEREST PAYMENT DATE(S):
RECORD DATES:
OTHER TERMS AND CONDITIONS:

[If Note is a Fixed Rate Note:

FIXED RATE OF INTEREST:        ]

[If Note is a Floating Rate Note:

INITIAL INTEREST RATE:
INTEREST DETERMINATION DATE(S):
INTEREST PERIOD:        ]

INTEREST COMMENCEMENT DATE:
INTEREST PAYMENT DATE(S):
RECORD DATES:

THE TERMS OF THE PRICING SUPPLEMENT ATTACHED HERETO ARE INCORPORATED BY REFERENCE HEREIN IN THEIR ENTIRETY.

This [Rule 144A] [Regulation S] Global Note (“Global Note”) is issued in accordance with the Indenture dated as of [•], 2017, among Banco Supervielle S.A., as issuer (the “Bank”), The Bank of New York Mellon, as trustee, paying agent, registrar, transfer agent and calculation agent and Banco Santander Rio S.A., as Argentine registrar and transfer agent and representative of the Trustee in Argentina (as amended or supplemented from time to time, the “Indenture”) and is subject to the Terms and Conditions set forth on reverse hereof (the “Terms and Conditions”) and the terms and conditions set forth in the attached Pricing Supplement.  Such provisions shall for all purposes have the same effect as if set forth in this Note.

Copies of the Indenture and the Terms and Conditions are on file and available for inspection at the Corporate Trust Office of the Trustee, and at the office of the Argentine Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, and such Exchange shall so require, at the office of the Luxembourg Paying Agent in Luxembourg, in each case as specified in the Indenture.  The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture and the Terms and Conditions applicable to it.

This Global Note is a global security representing an issue of duly authorized Notes of the Bank issued and to be issued in one or more Series pursuant to the Indenture.  This Global Note has been issued in the initial Principal Amount shown above (as adjusted from time to time on Schedule A hereto, the “Principal Amount”) and with the Specified Currency, Issue Date, Stated Maturity, redemption and other provisions specified above and in the Pricing Supplement, and bearing interest on said Principal Amount at the rate of interest specified in the Pricing Supplement.

In the event of any conflict between the provisions stated herein or the provisions of the Terms and Conditions incorporated by reference herein and the terms and conditions set forth in the attached Pricing Supplement, the terms and conditions in the attached Pricing Supplement will prevail.  Terms used but not defined herein are used as defined in the Pricing Supplement or, if not defined therein, in the Indenture and the Terms and Conditions.

The Bank, for value received, hereby promises to pay [IF DTC GLOBAL NOTE INSERT: Cede & Co.] [IF EUROCLEAR/CLEARSTREAM GLOBAL NOTE INSERT

NAME OF APPLICABLE NOMINEE OF COMMON DEPOSITORY] or its registered assigns, the Principal Amount stated above (as adjusted pursuant to Schedule A hereto) or the redemption amount if specified in the attached Pricing Supplement, in the Specified Currency at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms hereof, and unless this Global Note is an original issue discount Note, to pay interest from the Interest Commencement Date of this Global Note specified in the Pricing Supplement (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any, and if this is an original issue discount Note, the Amortized Face Amount, or other amount)) and any interest in respect hereof at (i) if this Note is a Fixed Rate Note, the Fixed Rate of Interest per annum specified in the Pricing Supplement on the Interest Payment Date or Dates specified in the Pricing Supplement in each year, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least fifteen days after the Issue Date of this Global Note specified above and at Stated Maturity or any redemption date, until the principal hereof shall be paid or made available for payment, or (ii) if this Note is a Floating Rate Note, a rate per annum equal to the Initial Interest Rate specified in the Pricing Supplement until the first Interest Reset Date so specified, or if none is specified, until the first Interest Payment Date, following the Issue Date and thereafter at a rate determined in accordance with the provisions in the Terms and Conditions and the Pricing Supplement or (iii) otherwise as determined by the method set forth in the Pricing Supplement, until the principal hereof is paid or made available for payment.  Such interest on a Floating Rate Note shall be payable by the Bank monthly, quarterly, semi-annually or annually, or at such other intervals, in each case as specified in the Pricing Supplement under “Interest Period”, on the dates specified in the Pricing Supplement under “Interest Payment Date(s)”, and at Stated Maturity or any redemption date, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least 15 days after the Issue Date hereof.

This Global Note is exchangeable in whole or in part for duly executed and issued Certificated Notes in the form set forth in the Indenture, with the applicable legends as marked thereon, only if such exchange complies with Section 3.05 of the Indenture.  Interests in this Global Note are exchangeable or transferable in whole or in part for interests in a Regulation S Global Security of the same Series or an Unrestricted Global Security, only if such exchange or transfer complies with Section 3.05 of the Indenture.

This Global Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Global Notes in respect of such Series issued pursuant to the Indenture referred to on the face of this Note.  These Notes, together with any other debt securities of the Bank issued under the Indenture (“Outstanding Notes”) are limited to an aggregate principal amount outstanding at any one time of US$800,000,000 or the equivalent thereof in one or more Specified Currencies.  For purposes of the preceding sentence, the U.S. dollar equivalent of any Note or Outstanding Note denominated in a Specified Currency other than U.S. dollars will be determined on the basis of the Exchange Rate as set forth in the Indenture and the Terms and Conditions.

Unless the certificate of authentication hereon has been executed by or on behalf of the relevant Registrar by manual signature of one of its authorized signatures, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Bank, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law No. 23,576, as amended, together with Argentine Business Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

This Global Note does not qualify for the Argentine deposit insurance system established pursuant to Argentine Law No. 24,485, as amended, and does not benefit from the priority right granted to depositors pursuant to Article 49(d) and (e) of Argentine Law No. 21,526, as amended. This Global Notes is not secured by any floating lien or special guarantee nor is this Global Note guaranteed by any other means or by any other entity.

IN WITNESS WHEREOF, Banco Supervielle S.A. has caused this Global Note to be duly executed.

Date:

BANCO SUPERVIELLE S.A.

By:
Director

By:
Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:

Authorized Signatory

[ATTACH TERMS AND CONDITIONS SUBSTANTIALLY IN THE

FORM SET FORTH IN EXHIBIT C TO THE INDENTURE]

[ATTACH APPLICABLE PRICING SUPPLEMENT]

SCHEDULE A

Date	Principal Amount of Certificated Notes or other Global Notes issued in exchange for or upon transfer of an interest in this Global Note	Principal Amount of this Global Note Redeemed or Repurchased	Increase in Principal Amount of this Note due to the exchange or transfer of another Note (or an interest therein) for an interest in this Note	Remaining Principal Amount of this Global Note	Notation made on behalf of the Registrar by

EXHIBIT B

FORM OF CERTIFICATED SECURITY

CUSIP No.:

ISIN No.:

COMMON CODE:

BANCO SUPERVIELLE S.A.

BANCO SUPERVIELLE S.A. was organized in the City of Buenos Aires, on December 30, 1940 as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on January 14, 2041, duly authorized as a limited liability corporation (sociedad anónima) by means of Executive Power Decree No. 82,191 dated January 14, 1941 and was registered under No. 23, Page 502, Book No. 45, Volume A of Estatutos Nacionales of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Reconquista 330, City of Buenos Aires, Argentina.

CERTIFICATED NOTE

representing
[Currency] [Aggregate principal amount]
NOTES DUE [Stated Maturity Date]

[INCLUDE THE FOLLOWING PARAGRAPHS IF THIS NOTE IS SOLD IN RELIANCE ON RULE 144A OR IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT:  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF BANCO SUPERVIELLE S.A. (THE “BANK”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE BANK OR TO ANY DEALERS APPOINTED BY THE BANK WITH RESPECT TO A PARTICULAR SERIES OF NOTES (EACH, A “DEALER” AND COLLECTIVELY, THE “DEALERS”) OR BY, THROUGH OR IN A TRANSACTION APPROVED BY A DEALER, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN

EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE BANK THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.]

THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

[IF APPLICABLE: THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD SET FORTH IN THE PRICING SUPPLEMENT REFERRED TO HEREIN HAVE BEEN COMPLETED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

THIS NOTE HAS BEEN ISSUED WITH OID FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

ISSUE PRICE: $         PER $1000 OF PRINCIPAL AMOUNT
ORIGINAL ISSUE DISCOUNT: $         PER $1000 OF PRINCIPAL AMOUNT

YIELD TO MATURITY:    .  %
ORIGINAL ISSUE DATE:             ,     ]

SERIES:
SPECIFIED CURRENCY:
PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
STATED MATURITY DATE:
ORIGINAL ISSUE DISCOUNT NOTE: YES [  ] NO [  ]
INTEREST PAYMENT DATE(S):
RECORD DATES:
OTHER TERMS AND CONDITIONS:

[If Note is a Fixed Rate Note:

FIXED RATE OF INTEREST:         ]

[If Note is a Floating Rate Note:

INITIAL INTEREST RATE:
INTEREST DETERMINATION DATE(S):
INTEREST PERIOD:         ]

INTEREST COMMENCEMENT DATE:
INTEREST PAYMENT DATE(S):
RECORD DATES:

OTHER TERMS AND CONDITIONS:

This Note is issued in accordance with the Indenture dated as of [•], 2017, among Banco Supervielle S.A., as issuer (the “Bank”), The Bank of New York Mellon, as trustee, paying agent, registrar, transfer agent and calculation agent and Banco Santander Rio S.A., as Argentine registrar and transfer agent and representative of the Trustee in Argentina (as amended or supplemented from time to time, the “Indenture”) and is subject to the Terms and Conditions set forth on reverse hereof (the “Terms and Conditions”) and the terms and conditions set forth in the attached Pricing Supplement.  Such provisions shall for all purposes have the same effect as if set forth in this Note.

Copies of the Indenture and the Terms and Conditions are on file and available for inspection at the Corporate Trust Office of the Trustee, and at the office of the Argentine Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, and such Exchange shall so require, at the office of the Luxembourg Paying Agent in Luxembourg, in each case as specified in the Indenture.  The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture and the Terms and Conditions applicable to it.

In the event of any conflict between the provisions stated herein or the provisions of the Terms and Conditions incorporated by reference herein and the terms and conditions set forth in the attached Pricing Supplement, the terms and conditions in the attached Pricing Supplement will prevail.  Terms used but not defined herein are used as defined in the Pricing Supplement or, if not defined therein, in the Indenture and the Terms and Conditions.

The Bank, for value received, hereby promises to pay to                 or its registered assigns the Principal Amount stated above or the Redemption Amount if specified in the attached Pricing Supplement, in the Specified Currency at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms hereof, and unless this Note is an original issue discount Note, to pay interest from the Interest Commencement Date of this Note specified in the Pricing Supplement (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any, and if this is an original issue discount Note, the Amortized Face Amount, or other amount)) at, (i) if this Note is a Fixed Rate Note, the Fixed Rate of Interest per annum specified in the Pricing Supplement on the Interest Payment Date or Dates specified in the Pricing Supplement in each year, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least fifteen days after the Issue Date of this Note specified above and at Stated

Maturity or any redemption date, until the principal hereof shall be paid or made available for payment, or (ii) if this Note is a Floating Rate Note, a rate per annum equal to the Initial Interest Rate specified in the Pricing Supplement until the first Interest Reset Date so specified, or if none is specified, until the first Interest Payment Date, following the Issue Date and thereafter at a rate determined in accordance with the provisions of the Terms and Conditions and the Pricing Supplement or (iii) otherwise as determined by the method set forth in the Pricing Supplement, until the principal hereof is paid or made available for payment.  Such interest on a Floating Rate Note shall be payable by the Bank monthly, quarterly, semi-annually or annually, or at such other intervals, in each case as specified in the Pricing Supplement under “Interest Period”, on the dates specified in the Pricing Supplement under “Interest Payment Date(s)”, and at Stated Maturity or any redemption date, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least 15 days after the Issue Date hereof.

As used herein, the term “Holder” means the person in whose name a Note is registered in the Register.

This Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any Global Notes in respect of such Series issued pursuant to the Indenture referred to on the face of this Note.  These Notes, together with any other debt securities of the Bank issued under the Indenture (“Outstanding Notes”) are limited to an aggregate principal amount outstanding at any one time of US$800,000,000 or the equivalent thereof in one or more Specified Currencies.  For purposes of the preceding sentence, the U.S. dollar equivalent of any Note or Outstanding Note denominated in a Specified Currency other than U.S. dollars will be determined on the basis of the Exchange Rate as set forth in the Indenture and the Terms and Conditions.

Unless the certificate of authentication hereon has been executed by or on behalf of the relevant Registrar by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

This Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Bank, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law No. 23,576, as amended, together with Argentine Business Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

This Global Note does not qualify for the Argentine deposit insurance system established pursuant to Argentine Law No. 24,485, as amended, and does not benefit from the priority right granted to depositors pursuant to Article 49(d) and (e) of Argentine Law No. 21,526, as amended. This Global Notes is not secured by any floating lien or special guarantee nor is this Global Note guaranteed by any other means or by any other entity.

IN WITNESS WHEREOF, Banco Supervielle S.A. has caused this Note to be duly executed.

Date:

BANCO SUPERVIELLE S.A.

By:
Director

By:
Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:

Authorized Signatory

[ATTACH TERMS AND CONDITIONS SUBSTANTIALLY IN THE

FORM SET FORTH IN EXHIBIT C TO THE INDENTURE]

[ATTACH APPLICABLE PRICING SUPPLEMENT]

FORM OF TRANSFER

[Include the following for Notes not bearing a Restrictive Legend]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                attorney to transfer said Note on the books of the Bank with full power of substitution in the premises.

Date:

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

FORM OF TRANSFER

[Include the following for Notes bearing Restrictive Legends]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

Insert Taxpayer Identification No.:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                attorney to transfer such amount of said Note on the books of the Bank with full power of substitution in the premises.

In connection with any transfer of this Note [occurring prior to the date that is two years after the Original Issue Date of this Note (provided that the Bank or any affiliate of the Bank has not acquired this Note during such two-year period), the undersigned confirms that without utilizing any general advertising or general solicitation]:

(check one)

☐	(a) this Note is being transferred to the Bank; or

☐

(b)           this Note is being transferred pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) and, accordingly, the undersigned does hereby further certify that this Note is being transferred to a Person that the undersigned reasonably believes is purchasing this Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

☐	(c) This Note is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and

A. the offer of this Note was not made to a Person in the United States;

B. either:

i.                  at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

ii.               the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

C. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

D. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or

☐	(d) this Note is being transferred in a transaction permitted by Rule 144; or

☐

(e)           the undersigned did not purchase this Note as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption (other than (a) through (d) above) from the registration requirements under the Securities Act and the undersigned has delivered to the Trustee such additional evidence that the Bank or the Trustee may require as to compliance with such available exemption.

If none of the foregoing boxes is checked, the relevant Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

Date:

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF REVERSE OF SECURITIES—TERMS AND CONDITIONS

IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS STATED HEREIN AND THE TERMS AND CONDITIONS SET FORTH IN A PRICING SUPPLEMENT, IF ANY, ATTACHED TO THIS NOTE, THE PROVISIONS OF THE PRICING SUPPLEMENT WILL PREVAIL.

General

The Notes are to be issued under an Indenture, dated as of [•], 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Bank, The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), registrar (in such capacity, the “Registrar”), paying agent (in such capacity, the “Paying Agent”, and together with any other paying agents appointed by the Bank, in their capacities as such, the “Paying Agents”), transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Bank, in their respective capacities as such, the “Transfer Agents”) and calculation agent (in such capacity, a “Calculation Agent”, and together with any other calculation agents appointed by the Bank, in their respective capacities as such, the “Calculation Agents”), and Banco Santander Rio S.A., representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

The following summaries of certain provisions of the Indenture and the Notes do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

Notes may be issued from time to time in one or more Series under the Indenture. The Notes of all Series outstanding at any one time under the Program are limited to an aggregate amount of US$800,000,000 (or its equivalent in a Specified Currency). The particular terms of each issue of Notes, including, without limitation, the date of issue, issue price, currency of denomination and payment, maturity, interest rate or interest rate formula, if any, and, if applicable, redemption, repayment and index provisions, will be set forth for each such issue in the Notes and in the applicable Pricing Supplement. With respect to any particular Note, the description of the Notes herein is qualified in its entirety by reference to, and to the extent inconsistent therewith is superseded by, such Note and the applicable Pricing Supplement.

The Notes will qualify as “obligaciones negociables simples no convertibles” under the Negotiable Obligations Law and will be entitled to the benefits set forth therein and subject to the procedural requirements thereof. Unless otherwise specified in the applicable supplemental indenture, the Notes will constitute direct, unconditional, unsecured and unsubordinated obligations of the Bank and will rank at least pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Bank (other than obligations preferred by statute or by operation of law).  The Bank may issue, under an indenture supplemental hereto, subordinated notes.  In addition to the priority of certain other creditors described in the preceding paragraphs, subordinated notes will rank junior in right of payment to the Bank’s secured Indebtedness and, to the extent set forth therein, certain of the Bank’s unsecured and unsubordinated Indebtedness (as well as obligations preferred by statute or by operation of law). The Bank may issue, under an indenture supplemental hereto, guaranteed notes.

Unless previously redeemed, a Note will mature on the date (the “Stated Maturity”) no less than 30 days from its date of issue as specified on the face thereof and in the applicable Pricing Supplement.

Each Note may be denominated in any currency (a “Specified Currency”) as shall be specified on the face thereof and in the applicable Pricing Supplement.  Unless otherwise specified in the applicable Pricing Supplement, payments on each Note will be made in the applicable Specified Currency; provided that in certain circumstances, as may be described in the applicable Pricing Supplement, payments on any such Note denominated in a currency other than U.S. dollars may, to the extent permitted by Argentine law, be made in U.S. dollars. See “—Payment of Principal and Interest” below.

Each Note will bear interest, if any, at the interest rate or interest rate formula set forth in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, each Note may bear interest at a fixed rate (a “Fixed Rate Note”) or at a rate determined by reference to an interest rate basis or other interest rate formula (a “Floating Rate Note”) or may bear no interest (a “Zero Coupon Note”). See “Interest Rate” below.

The Notes may also be issued with principal and/or interest payable, to the extent permitted by Argentine law, in one or more currencies different from the currency in which such Notes are denominated (“Dual Currency Notes”), or linked to an index and/or a formula (“Indexed Notes”). Dual Currency and Indexed Notes may be issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis or a combination of such bases, in which case provisions relating to Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes or a combination thereof, respectively, shall, where the context so admits, apply to such Dual Currency or Indexed Notes. References herein to Notes denominated in a Specified Currency shall, unless the context otherwise requires, include Dual Currency Notes payable in such Specified Currency.

The Notes may be issued as Original Issue Discount Notes. An “Original Issue Discount Note” or “OID Note”, including any Zero Coupon Note, is a Note which is issued at a price lower than the principal amount thereof, and which provides that upon redemption or acceleration of the Stated Maturity thereof, the amount payable to the Holder of such Note will be determined in accordance with the terms of such Note, and will be an amount that is less than the amount payable on the Stated Maturity of such Note.

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity, except in the event of certain changes involving Argentine taxes.

If specified in the applicable Pricing Supplement with respect to a Series of Notes, the Bank may from time to time, without the consent of Holders of Notes outstanding, create and issue additional Notes of such Series provided such additional Notes have the same terms and conditions as the Notes of that Series in all respects (except for the date of issue, the issue price, the applicable legends and, if applicable, the first payment of interest) and the additional Notes shall form a single Series with the previously outstanding Series of Notes.

Interest Rate

General

Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note or Floating Rate Note (each as defined below) will bear interest from (and including) the issue date or such other date (the “Interest Commencement Date”) specified in the applicable Pricing Supplement or from the most recent Interest Payment Date (or, if such Note is a Floating Rate Note and the Interest Reset Period (as each such term is defined below) is daily or weekly, from the day following the most recent Regular Record Date) to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or acceleration, as specified under “Payment of Principal and Interest” below.

Each Note bearing interest will bear interest at either (a) a fixed rate or (b) a variable rate determined by reference to an interest rate basis (including LIBOR (a “LIBOR Note”), the Treasury Rate (a “Treasury Rate Note”) or such other interest rate basis as is set forth in the applicable Pricing Supplement, including but not limited to BADLAR Private Banks Rate and/or CER (Coeficiente de Estabilización y Referencia or Reference Stabilization Index rate), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier. The “Spread” is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note, and the “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. A Floating Rate Note may also have either or both of the following as specified in the applicable Pricing Supplement: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a “Maximum Rate”); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a “Minimum Rate”).

“BADLAR Private Banks Rate” means is the average of the interest rates offered for fixed term operations over a million pesos by private banking entities for a term of between 30 and 35 days. This rate is published by the Central Bank in its web site (http://www.bcra.gov.ar/ ).

“CER” means a daily adjustment index issued by the Central Bank, which reflects the rate of inflation. This calculation is based on the registered fluctuation of the Consumer Prices, Index which is issued by the National Institute of Statistics and Census.

“Index Maturity” means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

Fixed Rate Notes

Fixed Rate Notes shall bear interest from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement at the rate or rates per annum so specified (the “Fixed Rate(s) of Interest”) payable in arrears on the Interest Payment Date(s) in each year and on the Stated Maturity or upon redemption or acceleration. The first payment of interest will be made on the Interest Payment Date next following the Interest Commencement Date and, if the period from the Interest Commencement Date to the Interest Payment Date differs from the period between subsequent Interest Payment Dates, will equal the “Initial Broken Amount” specified in the applicable Pricing Supplement. If the Stated Maturity is not an Interest Payment Date, interest from and including the preceding Interest Payment Date (or the Interest Commencement Date, as the case may be) to (but excluding) the Stated Maturity will equal the “Final Broken Amount” specified in the applicable Pricing Supplement.

Floating Rate Notes

General.  The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the “Interest Rate Basis”) for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be: (a) LIBOR, in which case such Note will be a LIBOR Note: (b) the Treasury Rate, in which case such Note will be a Treasury Rate Note; or (c) such other interest rate basis as is set forth in such Pricing Supplement, including but not limited to BADLAR Private Banks Rate and/or CER (Coeficiente de Estabilización y Referencia or Reference Stabilization Index rate). The Pricing Supplement for a Floating Rate Note will also specify, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Regular Record Dates and the Initial Interest Rate, the Interest Payment Dates, the Calculation Dates, the Interest Determination Dates, the Interest Reset Period and the Interest Reset Dates (each as defined below) with respect to such Note.

The rate of interest on each Floating Rate Note will be reset and become effective daily, weekly, monthly, quarterly, semi-annually or annually or otherwise, as specified in the applicable Pricing Supplement (each an “Interest Reset Period”); provided that (a) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate as set forth in the applicable Pricing Supplement (the “Initial Interest Rate”) and (b) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the ten days immediately prior to Stated Maturity of a Note will be that in effect on the tenth day preceding such Stated Maturity. The dates on which the rate of interest will be reset (each an “Interest Reset Date”) will be specified in the applicable Pricing

Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

Unless otherwise specified in the applicable Pricing Supplement, “Interest Determination Dates” will be as set forth below. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the “LIBOR Interest Determination Date”) will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the “Treasury Interest Determination Date”) will be the day of the week in which such Interest Reset Date falls and on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

All percentages resulting from any calculations referred to in the applicable Pricing Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or 0.0987655)), and all Specified Currency amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent rounded upward) or nearest equivalent in Specified Currencies other than U.S. dollars.

In addition to any Maximum Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum interest rate permitted by applicable law.

Upon the request of the Holder of any Floating Rate Note, the relevant Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The relevant Calculation Agent’s determination of any interest rate will be final and binding in the absence of manifest error.

Upon request of the Bank, the relevant Calculation Agent will cause notice of the rate of interest and the amount of interest for each interest period and the relevant Interest Payment Date to be given to the Bank and the Trustee as soon as possible after their determination but in no event later than the fourth Business Day thereafter and, in the case of Notes listed on the Luxembourg Stock Exchange for trading on the EuroMTF, no later than the first day of the relevant Interest Reset Period, and otherwise within 30 days of the relevant Payment Date. Such notice will be in accordance with the provisions of the Notes relating to notices to Holders of Notes. The amount of interest and the Interest Payment Date may subsequently be amended (or appropriate alternative arrangements as may be made by way of adjustment) without notice in the event of an extension or shortening of the Interest Reset Period.

The manner in which the interest rate for any Floating Rate Note that is not a LIBOR Note or a Treasury Rate Note will be determined as set forth in the applicable Pricing Supplement.

LIBOR Notes. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, subject to the Maximum Rate or the Minimum Rate, if any), and will be payable on the dates, specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

(i)Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the relevant Calculation Agent in accordance with the following provisions. On the relevant LIBOR Interest Determination Date, LIBOR will be determined on the basis of either of the following, as specified in the applicable Pricing Supplement:

(a)           the offered rates for deposits in the Specified Currency having the specified Index Maturity, commencing on the next succeeding Interest Reset Date, which appear on the display designated as page “LIBOR01” or “LIBOR02,” as applicable, on the Reuters Monitor Money Rates Service (or such other page as may replace such pages on that service for the purpose of displaying London interbank offered rates of major banks for deposits in the Specified Currency) (each a “Reuters Screen LIBOR Page”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBOR Page, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such offered rates as determined by the relevant Calculation Agent. If fewer than two offered rates appear, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below; or

(b)           the offered rates for deposits in the Specified Currency having the specified Index Maturity, commencing on the next succeeding Interest Reset Date, which appear on the display designated as page “BBAM1” on the Bloomberg Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks for deposits in the Specified Currency) (“Bloomberg Page”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no such offered rate appears, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

If neither “Reuters Screen LIBOR Page” nor a “Bloomberg Page” is specified in the applicable Pricing Supplement, LIBOR will be determined as if a Reuters Screen LIBOR Page had been so specified.

(ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on a Reuters Screen LIBOR Page as described in (i)(a) above, or on which no rate appears on the Bloomberg Page as described in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in the Specified Currency having the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Bank (and notified to the Calculation Agent) commencing on the second Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US$1,000,000 (or its approximate equivalent in a Specified Currency other than U.S. dollars) that in the Bank’s judgment is representative for a single transaction in such market at such time (a “Representative Amount”). The relevant Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in New York City, selected by the Bank, for loans in the Specified Currency to leading European banks having the specified Index Maturity commencing on the Interest Reset Date and in a Representative Amount; provided that if fewer than three banks selected as aforesaid by the Bank are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be LIBOR in effect on such LIBOR Interest Determination Date.

Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, subject to the Maximum Rate or Minimum Rate, if any) and will be payable on the dates specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the “Calculation Date” with respect to a Treasury Interest Determination Date will be the tenth day after such Treasury Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

Unless otherwise indicated in the applicable Pricing Supplement, “Treasury Rate” means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Pricing Supplement, as such rate appears on the display of (i) Reuters Monitor Money Rates Service (or any successor service) on page “RTRTSY1” or “RTRTSY2,” as applicable (or any other pages as may replace such pages), or (ii) Bloomberg Services (or any successor service) on page “BTMM” or “PX1,” as applicable (or any other pages as may replace such pages).  In the event that such rate does not appear on any such page by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the rate on such date as published in H.15 Daily Update under the heading “U.S. government securities—Treasury bills—Auction high.” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the “Investment Rate” (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as announced by the United States Department of the Treasury for the auction held on such Treasury Interest Determination Date, currently available on the worldwide web at: http://www.publicdebt.treas.gov/AI/OFBills. In the event that the results of the auction of Treasury Bills having the Index Maturity specified in the applicable pricing supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the relevant Calculation Agent and shall be the rate for such Treasury Interest Determination Date for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as published in H.15(519), under the heading “U.S. government securities—Treasury bills (secondary market).” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the rate for such Treasury Interest Determination Date for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. government securities—Treasury bills (secondary market).” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the relevant Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, at approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, quoted by three leading primary United States government securities dealers selected by the Bank for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided that if the dealers selected as aforesaid by the Bank are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date shall be the Treasury Rate in effect on such Treasury Interest Determination Date.

Payment of Principal and Interest

General

Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or redemption) shall be paid in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon acceleration or redemption shall be paid to the Person to whom principal will be payable; provided, further, that if and to the extent the Bank defaults in the payment of the interest, including any Additional Amounts, due on such Interest Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by the Bank by notice given by mail by or on behalf of the Bank to the Holders of the Notes not less than 15 days preceding such special record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest.  Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any

Note originally issued between a Regular Record Date and an Interest Payment Date shall be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration or redemption shall be made to the registered Holder on such date in immediately available funds upon surrender of such Note at the Corporate Trust Office or at the specified office of any other Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Notes to be made other than at Stated Maturity or upon redemption shall be made by check mailed on the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC and the Common Depositary, as Holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a Holder of US$1,000,000 (or the approximate equivalent thereof in a Specified Currency other than U.S. dollars) in aggregate principal or face amount of Notes of the same Series shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than 15 days prior to the date such payment is due and (c) to the extent that the Holder of a Note issued and denominated in a Specified Currency other than U.S. dollars elects to receive payment of the principal of and any premiums, interest, Additional Amounts and other amounts on or in respect of such Note at Stated Maturity or upon redemption in such Specified Currency, such payment, except in circumstances described in the applicable Pricing Supplement, shall be made by wire transfer of immediately available funds to an account specified in writing not less than 15 days prior to the date such payment is due by the Holder to the Trustee.

Payments of interest on any Fixed Rate Note or Floating Rate Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date; provided that, unless otherwise specified in the applicable Pricing Supplement, if the Interest Reset Dates with respect to any Floating Rate Note are daily or weekly, interest payable on such Note on any Interest Payment Date, other than interest payable on the date on which principal on any such Note is payable, will include interest accrued to but excluding the day following the next preceding Interest Reset Date.

With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the principal or face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date (other than the Stated Maturity) for any Floating Rate Note would otherwise be a day that is not a Business Day in the relevant locations specified in the Pricing Supplement and the place of payment, such Interest Payment Date shall be the next Business Day succeeding such Business Day (except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next Business Day preceding such Business Day). If the Stated Maturity for any Fixed Rate Note or Floating Rate Note or the Interest Payment Date for any Fixed Rate Note falls on a day which is not a Business Day in the relevant locations specified in the Pricing Supplement and the place of payment, payment of principal (and premium, if any) and interest with respect to such Note will be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

Specified Currency Other Than U.S. Dollars

If any Note is to be denominated in a Specified Currency other than U.S. dollars, certain provisions with respect thereto will be set forth in the applicable Pricing Supplement, which will specify the foreign currency or currency unit in which the principal or any premium or interest with respect to such Note are to be paid, along with any other terms relating to the non-U.S. dollar denomination.

If the Bank offers Indexed Notes or Dual Currency Notes, the applicable Pricing Supplement and such Indexed Notes or Dual Currency Notes will set forth the method by and the terms on which the amount of principal (payable on or prior to Stated Maturity), interest and/or any premium, will be determined, any additional tax consequences to the Holder of such Note, a description of certain risks associated with investment in such Note and other information relating to such Note.

Unless otherwise specified in the terms of a Series of Notes, Notes denominated in a Specified Currency other than U.S. dollars will provide that, in the event of an official redenomination of the currency, the obligations of the Bank with respect to payments on such Notes shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated currency representing the amount of such obligations immediately before such redenomination.

If the principal of or any premium, interest, Additional Amounts or other amounts on any note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Bank’s control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, then the Bank, until such currency is again available or so use, will be entitled, to the extent permitted by Argentine law, to satisfy its obligations to the Holder of such Notes by making such payment in U.S. dollars at the Exchange Rate for the Payment Date. The making of any payment in respect of any Note in U.S. dollars under the foregoing circumstances shall not constitute an Event of Default under such Note.

Payments of the principal, interest, Additional Amounts or other amounts to Holders of a note denominated in a Specified Currency other than U.S. dollars who hold the Note through DTC will, to the extent permitted by Argentine law, be made in U.S. dollars. However, any DTC Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments by wire transfer in the Specified Currency other than U.S. dollars by delivering a written notice to the DTC participant through which it holds its beneficial interest, not later than the Regular Record Date, in the case of an interest payment, or at least 15 calendar days before the Stated Maturity, specifying wire transfer instructions to an account denominated in the Specified Currency. The DTC participant must notify DTC of the election and wire transfer instructions on or before the twelfth Business Day before the applicable payment of the principal.

If so specified in the applicable Pricing Supplement, payments of principal, interest, Additional Amounts or other amounts on or in respect of any Note denominated in a Specified Currency other than U.S. dollars shall, to the extent permitted by Argentine law, be made in U.S. dollars, calculated at the Exchange Rate for the Payment Date, if the Holder of such Note on the relevant Regular Record Date or at Stated Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee and the applicable Paying Agent on or prior to such Regular Record Date or the date that is 15 days prior to the Stated Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. Any such request made with respect to any Note by a Holder will remain in effect with respect to any further payments of principal, interest, Additional Amounts or other amounts on or in respect of such Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date that is 15 days prior to the Stated Maturity, as the case may be. Holders of notes denominated in a Specified Currency other than U.S. dollars that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the Exchange Rate, on the second Business Day next preceding the applicable Payment Date.  If Exchange Rate quotations are not available on the second Business Day preceding the date of payment of principal, interest, Additional Amounts or other amounts with respect to any Note, such payment will be made in the Specified Currency.  All currency exchange costs associated with any payment in U.S. dollars on any Note denominated in a Specified Currency other than U.S. dollars will be borne by the Holder thereof by deductions from payment of the currency exchange being effected on behalf of the Holder by the Exchange Rate Agent.

Unless otherwise specified in the applicable Pricing Supplement, (i) a Note denominated in Euro may only be presented for payment on a day on which the TARGET system is operating and (ii) if interest is required to be calculated for a period of less than one year, unless otherwise specified in the applicable Pricing Supplement, it will be calculated on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed fall in a leap year, the sum of (A) the number of those days falling in a leap year divided by 366 and (B) the number of those days falling in a non-leap year divided by 365).

EXHIBIT D

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER
FROM RULE 144A GLOBAL SECURITY TO REGULATION S
GLOBAL SECURITY DURING THE DISTRIBUTION COMPLIANCE PERIOD

(Exchanges or Transfers pursuant to
Section 3.05(d)(i) of the Indenture)

[Date]

The Bank of New York Mellon, as Trustee

Re:                             Banco Supervielle S.A. [Describe Notes] (the “Securities”)

Reference is hereby made to the Indenture dated as of [•], 2017 (the “Indenture”), among Banco Supervielle S.A. (the “Bank”), The Bank of New York Mellon, as Trustee, Paying Agent, Transfer Agent and Calculation Agent and Banco Santander, as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [currency amount] principal amount of Securities that are held as a beneficial interest in the Rule 144A Global Security (CUSIP No.       ) with DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No.      ) to be held with [Euroclear] [Clearstream] (Common Code No.           ; ISIN No.              ) through DTC.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify that:

(1)   the offer of the Notes was not made to a person in the United States;

(2)   either:

(A)                               at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; or

(B)                               the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

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(3)                                 no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

(5)                                 upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg, or both.

You and the Bank are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT E

FORM OF CERTIFICATE FOR EXCHANGE
OR TRANSFER FROM RULE 144A
GLOBAL SECURITY TO REGULATION S
GLOBAL SECURITY AFTER THE DISTRIBUTION COMPLIANCE PERIOD

(Exchanges or Transfers pursuant to
Section 3.05(d)(i) of the Indenture)

[Date]

The Bank of New York Mellon, as Trustee

Re:                             Banco Supervielle S.A. [Describe Notes] (the “Securities”)

Reference is hereby made to the Indenture dated as of [•], 2017 (the “Indenture”), among Banco Supervielle S.A. (the “Bank”), The Bank of New York Mellon, as Trustee, Paying Agent, Transfer Agent and Calculation Agent and Banco Santander, as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [currency amount] principal amount of Securities that are held as a beneficial interest in the Rule 144A Global Security (CUSIP No.       ) with DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No.      ) to be held with [Euroclear] [Clearstream] (Common Code No.           ; ISIN No.              ) through DTC.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that:

(a)           With respect to transfers made in reliance on Regulation S:

(1)   The offer of the Notes was not made to a person in the United States;

(2)   either:

(i)                                     at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or

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(ii)                                  the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction was pre- arranged with a buyer in the United States;

(3)         no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)         the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(b)          With respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

You and the Bank are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT F

FORM OF CERTIFICATE FOR EXCHANGE
OR TRANSFER FROM REGULATION S
GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY

(Exchanges or Transfers pursuant to
Section 3.05(d)(ii) of the Indenture)

[Date]

The Bank of New York Mellon, as Trustee

Re:                             Banco Supervielle S.A. [Describe Notes] (the “Securities”)

Reference is hereby made to the Indenture dated as of [•], 2017 (the “Indenture”), among Banco Supervielle S.A. (the “Bank”), The Bank of New York Mellon, as Trustee, Paying Agent, Transfer Agent and Calculation Agent and Banco Santander, as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [currency amount] principal amount of Securities that are held as a beneficial interest in the Regulation S Global Security (CUSIP No.      ) to be held with [Euroclear] [Clearstream] (Common Code No.           ; ISIN No.              ) through DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Rule 144A Global Security (CUSIP No.       ) with DTC.

[CHECK ONE]

☐

In connection with such request and in respect of such Notes, the Transferee does hereby certify that (i) it is a “qualified institutional buyer” (“QIB”) as defined in and pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended, purchasing the Notes for its own account (or for the account of one or more QIBs over which account it exercises sole investment discretion) and (ii) the transfer was made in a transaction meeting the requirements of Rule 144A; or

☐

The Transferor did not purchase such Notes as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption from the registration requirements of the Securities Act and the Transferor has delivered to the Trustee such additional evidence that the Bank or the Trustee may require as to compliance with such available exemption

You are entitled to rely on this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee or Transferor]

By:
Authorized Signature

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